UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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VeriSign, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VeriSign, Inc.

21355 Ridgetop Circle

Dulles, Virginia 20166

April 13, 2011

To Our Stockholders:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders of VeriSign, Inc. (“Verisign”) to be held at our corporate offices located at 21345 Ridgetop Circle, Dulles, Virginia 20166 on Thursday, May 26, 2011 at 10:00 a.m., Eastern Time (the “Meeting”).

The matters expected to be acted upon at the Meeting are described in detail in the following Notice of the 2011 Annual Meeting of Stockholders and Proxy Statement.

We have implemented a U.S. Securities and Exchange Commission rule that requires companies to furnish their proxy materials over the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our annual report to security holders, which includes our Annual Report on Form 10-K for the year ended December 31, 2010 (collectively, the “Annual Report”), and this proxy statement. The Notice of Internet Availability of Proxy Materials contains instructions on how to access those documents over the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how each stockholder can receive a paper copy of our proxy soliciting materials, including this notice and proxy statement, our Annual Report and a form of proxy card or voting instruction card. We believe that this process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

It is important that you use this opportunity to take part in the affairs of Verisign by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE THE PROXY ELECTRONICALLY OR BY PHONE AS DESCRIBED ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AND UNDER “INTERNET AND TELEPHONE VOTING” IN THE ATTACHED PROXY STATEMENT, OR ALTERNATIVELY, IF RECEIVING PAPER COPIES OF PROXY MATERIALS, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning or completing the Proxy does not deprive you of your right to attend the Meeting and to vote your shares in person.

We look forward to seeing you at our 2011 Annual Meeting of Stockholders.

Sincerely,

/s/ D. James Bidzos
D. James Bidzos
Chairman of the Board of Directors and Executive Chairman

/s/ Mark D. McLaughlin
Mark D. McLaughlin
President and Chief Executive Officer

VERISIGN, INC.

21355 Ridgetop Circle

Dulles, Virginia 20166

Notice of the 2011 Annual Meeting of Stockholders

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders of VeriSign, Inc. will be held at our corporate offices located at 21345 Ridgetop Circle, Dulles, Virginia 20166 on Thursday, May 26, 2011 at 10:00 a.m., Eastern Time. The 2011 Annual Meeting of Stockholders is being held for the following purposes:

1. To elect eight directors of VeriSign, Inc., each to serve until the next annual meeting, or until a successor has been elected and qualified or until the director’s earlier resignation or removal.

2. To conduct a non-binding, advisory vote to approve VeriSign, Inc.’s executive compensation.

3. To conduct a non-binding, advisory vote on the frequency of non-binding, stockholder advisory votes on VeriSign, Inc.’s executive compensation.

4. To approve the Amended and Restated VeriSign, Inc. 2006 Equity Incentive Plan.

5. To ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2011.

6. To transact such other business as may properly come before the 2011 Annual Meeting of Stockholders or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Only stockholders of record at the close of business on March 30, 2011 are entitled to notice of and to vote at the 2011 Annual Meeting of Stockholders or any adjournment thereof.

By Order of the Board of Directors,

/s/ Richard H. Goshorn
Richard H. Goshorn
Secretary

Dulles, Virginia

April 13, 2011

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE THE PROXY ELECTRONICALLY OR BY PHONE AS DESCRIBED ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AND UNDER “INTERNET AND TELEPHONE VOTING” IN THE ATTACHED PROXY STATEMENT, OR ALTERNATIVELY, IF RECEIVING PAPER COPIES OF PROXY MATERIALS, COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

VERISIGN, INC.

21355 Ridgetop Circle

Dulles, Virginia 20166

PROXY STATEMENT

FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

April 13, 2011

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) of VeriSign, Inc. (“Verisign” or the “Company”) for use at the 2011 Annual Meeting of Stockholders (the “Meeting”) to be held at our corporate offices located at 21345 Ridgetop Circle, Dulles, Virginia 20166 on Thursday, May 26, 2011 at 10:00 a.m., Eastern Time. Only holders of record of our common stock at the close of business on March 30, 2011, which is the record date, will be entitled to vote at the Meeting. At the close of business on the record date, we had 168,408,350 shares of common stock outstanding and entitled to vote. This proxy statement and the accompanying form of proxy (collectively, the “Proxy Statement”) were first made available to stockholders on or about April 13, 2011. Our annual report to security holders, which includes our Annual Report on Form 10-K for the year ended December 31, 2010 (collectively, the “Annual Report”), is enclosed with this Proxy Statement for stockholders receiving a paper copy of proxy soliciting materials. The Annual Report and Proxy Statement can both be accessed on the Investor Relations section of our website at http://investor.verisign.com, or at http://www.proxyvoting.com/vrsn.

All proxies will be voted in accordance with the instructions contained therein. Unless contrary instructions are specified, if the accompanying proxy is executed and returned (and not revoked) prior to the Meeting, the shares of Verisign common stock represented by the proxy will be voted: (1) FOR the election of each of the eight director candidates nominated by the Board; (2) FOR the non-binding, advisory vote to approve Verisign’s executive compensation; (3) FOR an ANNUAL non-binding, stockholder advisory vote on Verisign’s executive compensation; (4) FOR the approval of the Amended and Restated VeriSign, Inc. 2006 Equity Incentive Plan; (5) FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (“fiscal 2011”); and (6) in accordance with the best judgment of the named proxies on any other matters properly brought before the Meeting.

Adoption of Majority Vote Standard in Uncontested Director Elections

Verisign’s Fifth Amended and Restated Bylaws provide for a majority of votes cast standard in uncontested elections. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “withheld” for that director. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast. In addition, if a nominee who already serves as a director is not re-elected, the director shall tender his or her resignation, subject to acceptance by the Board. The Corporate Governance and Nominating Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board’s decision. If the failure of a nominee to be elected at the annual meeting results in a vacancy on the Board, that vacancy can be filled by action of the Board.

Voting Rights

Holders of our common stock are entitled to one vote for each share held as of the record date.

Quorum, Effect of Abstentions and Broker Non-Votes, Vote Required to Approve the Proposals

A majority of the outstanding shares of common stock must be present or represented by proxy at the Meeting in order to have a quorum. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Meeting. A broker non-vote occurs when a bank, broker or other stockholder of record holding shares for a beneficial owner submits a proxy for the meeting, but does not vote on a particular proposal because that record holder does not have discretionary voting power with respect to that “non-routine” proposal and has not received voting instructions from the beneficial owner. Each of the election of directors, the non-binding, advisory vote to approve executive compensation, the non-binding advisory vote on the frequency of non-binding, stockholder advisory votes on executive compensation and the proposal to approve the Amended and Restated VeriSign, Inc. 2006 Equity Incentive Plan is a “non-routine” proposal and so shares for which record holders do not receive voting instructions will not be voted in such election.

If a quorum is present, a nominee for election to a position on the Board in an uncontested election will be elected as a director if the votes cast “for” the election of the nominee exceed the votes cast as “withheld” for that nominee. The following will not be votes cast and will have no effect on the election of any director nominee: (i) a share whose ballot is marked as abstain; (ii) a share otherwise present at the meeting but for which there is an abstention; (iii) a share otherwise present at the meeting as to which a stockholder gives no authority or direction; and (iv) a share subject to a broker non-vote. Stockholders may not cumulate votes in the election of directors.

If a quorum is present, approvals of the proposals for:

•	the non-binding, advisory vote to approve Verisign’s executive compensation;

•	the non-binding, advisory vote on the frequency of non-binding, stockholder advisory votes on Verisign’s executive compensation;

•	the approval of the Amended and Restated VeriSign, Inc. 2006 Equity Incentive Plan;

•	the ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal 2011; and

•	all other matters that properly come before the Meeting

require the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote on the subject matter.

Under this voting standard, abstentions will have the effect of votes cast against the proposal, and broker non-votes will not affect the voting outcome.

The inspector of elections appointed for the Meeting will separately tabulate affirmative and withheld votes, abstentions and broker non-votes.

Adjournment of Meeting

In the event that a quorum shall fail to attend the Meeting, either in person or represented by proxy, the chairman may adjourn the Meeting, or alternatively, a stockholder or a person named as a proxy may propose the adjournment of the Meeting. Any such adjournment proposed by a stockholder or person named as a proxy would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the Meeting.

Expenses of Soliciting Proxies

Verisign will pay the expenses of soliciting proxies to be voted at the Meeting. Verisign has retained Alliance Advisors, L.L.C. to assist with the solicitation of proxies for a fee of $7000, plus reimbursement of expenses. Following the original mailing of the Notice of Internet Availability of Proxy Materials and paper copies of proxies and other proxy soliciting materials, we and/or our agents may also solicit proxies by mail, telephone, electronic transmission, including email, or in person. Following the original mailing of the Notice of Internet Availability of Proxy Materials and paper copies of the proxies and other proxy soliciting materials, we will request that brokers, custodians, nominees and other record holders of our shares forward copies of the proxy and other proxy soliciting materials to persons for whom they hold shares and request authority for the exercise of proxies. In such cases, we will reimburse the record holders for their reasonable expenses if they ask us to do so.

Revocability of Proxies

A stockholder may revoke any proxy that is not irrevocable by attending the Meeting and voting in person or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Company.

Internet and Telephone Voting

If you hold shares of record as a registered stockholder, you can simplify your voting process and save the Company expense by voting your shares by telephone at 1-866-540-5760 or on the Internet at http://www.proxyvoting.com/vrsn twenty-four hours a day, seven days a week. Telephone and Internet voting are available through 11:59 p.m. Eastern Time the day prior to the Meeting. More information regarding Internet voting is given on the Notice of Internet Availability of Proxy Materials. If you hold shares through a bank or brokerage firm, the bank or brokerage firm will provide you with separate instructions on a form you will receive from them. Many such firms make telephone or Internet voting available, but the specific processes available will depend on those firms’ individual arrangements.

Householding

Verisign has adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission (the “SEC”). Under this procedure, Verisign is delivering only one copy of the Notice of Internet Availability of Proxy Materials or paper copies of the Annual Report and Proxy Statement, as the case may be, to multiple stockholders who share the same address and have the same last name, unless Verisign has received contrary instructions from an affected stockholder. This procedure reduces Verisign’s printing costs, mailing costs and fees. Stockholders who participate in householding will continue to receive separate voter control numbers or proxy cards, in accordance with their preferred method of delivery.

Verisign will deliver promptly upon written or oral request a separate copy of the Notice of Internet Availability of Proxy Materials or Annual Report and the Proxy Statement to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of any of these documents, you may write or call Verisign’s Investor Relations Department at VeriSign, Inc., 21345 Ridgetop Circle, Dulles, Virginia 20166, Attention: Investor Relations, telephone 1-800-922-4917, or via email at ir@verisign.com. You may also access Verisign’s Annual Report and Proxy Statement on the Investor Relations section of Verisign’s website at http://investor.verisign.com.

If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report or Proxy Statement in the future, please contact BNY Mellon Shareowner Services, either by calling toll free at 1-877-255-1918 or by writing to BNY Mellon Shareowner Services, Householding Department, P.O. Box 358015, Pittsburgh, PA 15252-8015. You will be removed from the householding program within thirty days of receipt of the revocation of your consent.

Any stockholders of record who share the same address and currently receive multiple copies of Verisign’s Notice of Internet Availability of Proxy Materials, Annual Report or Proxy Statement who wish to receive only one copy of these materials per household in the future, please contact Verisign’s Investor Relations Department at the email address, physical address or telephone number listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If your shares are held in “street name,” please contact your bank, broker or other holder of record to request information about householding.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Fifth Amended and Restated Bylaws authorize eleven directors or such number of directors determined from time to time by a resolution of the Board; there are currently eight directors, as determined by a written resolution of the Board. The terms of the current directors, who are identified below, expire upon the election and qualification of the directors to be elected at the Meeting. The Board has nominated each of the eight current directors for re-election at the Meeting to serve until the 2012 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. There are currently no vacancies on the Board. Proxies cannot be voted for more than eight persons, which is the number of nominees.

Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the re-election of the nominees, as listed below, each of whom has consented to serve as a director if elected. If, at the time of the Meeting, any of the nominees is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board, unless the Board chooses to reduce its own size. The Board has no reason to believe any of the nominees will be unable or will decline to serve if elected.

Nominees/Directors

Set forth below is certain information relating to our directors, including details on each director/nominee’s specific experience, qualifications, attributes or skills that led the Board to conclude that the person should serve as a director of the Company.

Name	Age	Position
Nominees for election as directors for a term expiring in 2012:
D. James Bidzos	56	Chairman of the Board and Executive Chairman
William L. Chenevich(1)(2)	67	Lead Independent Director
Kathleen A. Cote(1)(2)	62	Director
Mark D. McLaughlin	45	Director, President and Chief Executive Officer
Roger H. Moore	69	Director
John D. Roach(1)(3)	67	Director
Louis A. Simpson(2)(3)	74	Director
Timothy Tomlinson(2)(3)	61	Director

(1)	Member of the Audit Committee.
(2)	Member of the Corporate Governance and Nominating Committee.
(3)	Member of the Compensation Committee.

D. James Bidzos has served as Executive Chairman since August 2009. He served as Executive Chairman and Chief Executive Officer on an interim basis from June 2008 to August 2009 and served as President from June 2008 to January 2009. He served as Chairman of the Board of Directors since August 2007 and from April 1995 to December 2001. He served as Vice Chairman of the Board from December 2001 to August 2007. Mr. Bidzos served as a director of VeriSign Japan K.K. from March 2008 to August 2010 and served as Representative Director of VeriSign Japan K.K. from March 2008 to September 2008. Mr. Bidzos served as Vice Chairman of RSA Security Inc., an Internet identity and access management solution provider, from March 1999 to May 2002, and Executive Vice President from July 1996 to February 1999. Prior thereto, he served as President and Chief Executive Officer of RSA Data Security, Inc. for fourteen years from 1986 to February 1999.

Mr. Bidzos is a business executive with significant expertise in the technology that is central to the Company’s businesses. Mr. Bidzos is an Internet and security industry pioneer who understands the strategic technology trends in markets that are important to the Company. Mr. Bidzos was a founder of the Company and has been either Chairman or Vice Chairman of the Company’s Board of Directors since the Company’s founding in April 1995, providing him with valuable insight and institutional knowledge of the Company’s history and development. Mr. Bidzos has prior experience on our Compensation Committee and our Corporate Governance and Nominating Committee and as a board member on several other public-company boards. Mr. Bidzos’s years of board-level experience contribute important knowledge and insight to the Board. Additionally, Mr. Bidzos’s executive-level experience includes many years as a Chief Executive Officer, providing him with a perspective that the Board values. Mr. Bidzos also has international business experience from his service as a director of VeriSign Japan K.K.

William L. Chenevich has served as Lead Independent Director since February 2009 and as a director since the Company’s founding in April 1995. Mr. Chenevich served as Vice Chairman of Technology and Operations for U.S. Bancorp, a financial holding company, from February 2001 to July 2010. He served as Vice Chairman of Technology and Operations Services of Firstar Corporation, a financial services company, from 1999 until its merger with U.S. Bancorp in February 2001. Prior thereto, he was Group Executive Vice President of VISA International, a financial services company, from 1994 to 1999. Mr. Chenevich holds a B.B.A. degree in Business from the City College of New York and an M.B.A. degree in Management from the City University of New York.

Mr. Chenevich is a business executive with significant expertise in technology and operations developed over more than twenty years in the financial services industry. Mr. Chenevich’s expertise in technology and operations is directly relevant to the products and services of the Company’s businesses. Mr. Chenevich’s experience in the financial services industry is also relevant as that industry is an important target industry for the Company’s products and services. Mr. Chenevich’s service on several other boards of directors over his career, and his service on our Board since the Company’s founding, have provided him with significant board-level experience, as well as valuable insight and institutional knowledge of the Company’s history and development. Mr. Chenevich’s financial and accounting skills qualify him as an audit committee financial expert. His experience on our Audit Committee and the audit committee of another company are also valuable to the Company. In addition, Mr. Chenevich has significant executive-level experience as a management committee member at leading financial institutions for more than twenty years, including experience in mergers and acquisitions transactions. Mr. Chenevich also has significant international business experience from his time as Group Executive Vice President of VISA International.

Kathleen A. Cote has served as a director since February 2008. From May 2001 to June 2003, Ms. Cote served as Chief Executive Officer of Worldport Communications Company, a provider of Internet managed services. From September 1998 to May 2001, she served as Founder and President of Seagrass Partners, a consulting firm specializing in providing strategic planning, business, operational and management support for startup and mid-sized technology companies. Prior thereto, she served as President and Chief Executive Officer of Computervision Corporation, a supplier of desktop and enterprise, client server and web-based product development and data management software and services. During the past five years, Ms. Cote has held directorships at Asure Software Corporation, 3Com Corporation and Western Digital Corporation. Ms. Cote holds an Honorary Doctorate from the University of Massachusetts, an M.B.A. degree from Babson College, and a B.A. degree from the University of Massachusetts, Amherst.

Ms. Cote is a business executive with significant expertise overseeing global companies in technology and operations in the areas of systems integration, networks, hardware and software, including web-based applications and internet services. Ms. Cote’s expertise in technology and operations is directly relevant to the Company’s businesses. Ms. Cote’s expertise as a business executive also includes sales and marketing, product development, strategic planning and international experience, which contributes important expertise to the Board in those areas of business administration. Ms. Cote’s financial and accounting skills qualify her as an audit committee financial expert. In addition to Ms. Cote’s tenure as a director of the Company, Ms. Cote has served on several other boards of directors, including service on the audit and corporate governance committees of those boards, providing her with valuable board-level experience. Ms. Cote’s executive-level experience includes experience as a Chief Executive Officer, providing her with a perspective that the Board values.

Mark D. McLaughlin has served as President and Chief Executive Officer and as a director since August 2009. He served as President and Chief Operating Officer from January 2009 to August 2009. From November 2008 to January 2009, Mr. McLaughlin provided consulting services to the Company. From January 2007 through November 2007, he served as the Company’s Executive Vice President, Products and Marketing. From May 2006 to January 2007, he served as Executive Vice President and General Manager, Information Services. From December 2004 to May 2006, he served as Senior Vice President and General Manager, Information Services and from November 2003 through December 2004, Mr. McLaughlin was Senior Vice President and Deputy General Manager of Information Services. From 2002 to 2003, he served as Vice President, Corporate Business Development, and from 2000 to 2001 he was Vice President, General Manager of Verisign Payment Services. Prior to joining the Company, Mr. McLaughlin was the Vice President, Sales and Business Development, of Signio Inc., an Internet payment company acquired by the Company in February 2000. Mr. McLaughlin was Vice President, Business Development at Gemplus International SA, a provider of smartcard based solutions, from 1997 to 1999. Mr. McLaughlin holds a B.S. degree from the U.S. Military Academy at West Point and a J.D. degree from Seattle University.

As indicated in the Board’s Corporate Governance Principles, the Board sees value in having the Company’s Chief Executive Officer serve as a member of the Board. Moreover, Mr. McLaughlin is a business executive with significant expertise in the management of the products and services that are central to the Company’s businesses. He has worked for the Company in various capacities for over ten years, including in the areas of business development and strategic planning, technology operations, and product management. Mr. McLaughlin has experience in mergers and acquisitions transactions both from his time as a practicing attorney and in his business development role with the Company. Mr. McLaughlin also has sales and marketing experience in the technology sector from his time at Signio. In January 2011, President Barak Obama appointed Mr. McLaughlin to serve on the President’s National Security Telecommunications Advisory Committee, which is a committee composed of private sector CEOs and experts who advise the U.S. Government on matters likely to impact or threaten the operation and security of the telecommunications systems in the United States. Mr. McLaughlin’s experience in these areas, including business administration, provides valuable expertise to the Board. In addition, Mr. McLaughlin has international business experience from his time at Gemplus.

Roger H. Moore has served as a director since February 2002. From December 2007 to May 2009, he served as a consultant assisting Verisign in the divestiture of its Communications Services business. From June 2007 through November 2007, Mr. Moore served as interim Chief Executive Officer of Arbinet Corporation, a provider of online trading services. He was President and Chief Executive Officer of Illuminet Holdings, Inc. from December 1995 until December 2001 when Verisign acquired Illuminet Holdings. Prior to Illuminet Holdings, Mr. Moore spent ten years with Nortel Networks in a variety of senior management positions including President of Nortel Japan. During the past five years, Mr. Moore has held directorships at Western Digital Corporation, Consolidated Communications Illinois Holdings, Inc. and Arbinet Corporation. Mr. Moore holds a B.S. degree in General Science from Virginia Polytechnic Institute and State University.

Mr. Moore is a business executive with significant expertise in general management, sales, technology and strategic planning in the telecommunications industry. Mr. Moore’s expertise contributes operational knowledge of important inputs to the Company’s businesses and provides valuable experience in areas of business administration. Mr. Moore also has significant experience, both as a senior executive and as a board member, in joint venture and mergers and acquisition transactions, which is experience that is valuable to the Board. Mr. Moore also serves on several other boards of directors, including service on the audit, compensation and corporate governance committees of certain of those boards, providing him with valuable board-level experience. In addition to the several years of business management experience mentioned above, Mr. Moore has international business experience from his time as President of Nortel Japan and as President of AT&T Canada.

John D. Roach has served as a director since July 2007. Mr. Roach has served as Chairman of the Board of Directors and Chief Executive Officer of Stonegate International, a private investment and advisory services company, since September 2001. From November 2002 to January 2006, he served as Executive Chairman of

Unidare U.S., a subsidiary of Unidare plc, a public Irish financial holding company and supplier of products to the welding, safety and industrial markets. From 1998 to 2001, he served as Founder and Chairman, President and Chief Executive Officer of Builders FirstSource, Inc., a distributor of building products. Prior to that, he was Chairman, President and Chief Executive Officer of Fibreboard Corporation, a building products company, from July 1991 to July 1997 when it was acquired by Owens Corning. Mr. Roach also held various executive level roles at Johns Manville Corp. from 1987 to 1991, including serving as its Chief Financial Officer and President of two of its affiliated entities. During the past five years, Mr. Roach has held directorships at Kaiser Aluminum Corporation, Material Sciences Corporation, PMI Group, Inc. and URS Corporation. Mr. Roach holds a B.S. degree in Industrial Management from M.I.T. and an M.B.A. degree from Stanford University.

Mr. Roach is a business executive with significant expertise in private investment and seventeen years of strategy consulting experience, including serving in senior officer roles at The Boston Consulting Group, Booz Allen Hamilton Inc. and Braxton International. Mr. Roach’s expertise contributes business operational knowledge and strategic planning skills, along with knowledge important to mergers and acquisitions activity. Mr. Roach’s financial and accounting skills qualify him as an audit committee financial expert. Throughout his career, Mr. Roach has served on ten other boards of directors, providing him with valuable board-level experience. His experience on our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, and the audit committees, compensation committees and corporate governance and nominating committees of several other companies, is also valuable to the Company. Mr. Roach has years of executive experience as a Chief Executive Officer at several other companies, two of which were publicly-traded, and as a Chief Financial Officer. Mr. Roach has international experience as the former Managing Director of the Worldwide Strategy Practice for Booz Allen Hamilton and was responsible for managing all of Johns Manville Corp.’s European business activities.

Louis A. Simpson has served as a director since May 2005. Mr. Simpson is Chairman of SQ Advisors, LLC, an investment firm. From May 1993 to December 2010, he served as President and Chief Executive Officer, Capital Operations, of GEICO Corporation, a passenger auto insurer. Mr. Simpson previously served as Vice Chairman of the Board of GEICO from 1985 to 1993. During the past five years, Mr. Simpson has held a directorship at Science Applications International Corporation. Mr. Simpson holds a B.A. degree from Ohio Wesleyan University and an M.A. degree in Economics from Princeton University.

Mr. Simpson is a business executive with significant expertise in insurance, finance and private investment. Mr. Simpson’s expertise contributes all around business acumen, skills in strategic planning and finance, along with knowledge important to mergers and acquisitions activity. Throughout his career, Mr. Simpson has served on the board of directors of more than ten publicly traded companies, providing him with extensive and valuable board-level experience. Mr. Simpson’s board-level experience also includes previous audit committee, finance committee, nominating and corporate governance committee and compensation committee experience on certain of those public-company boards. Mr. Simpson is a recognized expert in corporate governance matters, having lectured and presented numerous times on corporate governance topics at seminars and continuing education courses. As indicated above, Mr. Simpson’s career includes executive-level experience as a Chief Executive Officer, providing him with a perspective that the Board values.

Timothy Tomlinson is a practicing corporate lawyer employed as Of Counsel by the law firm Greenberg Traurig, LLP. Mr. Tomlinson was the founder and a named partner of Tomlinson Zisko LLP and practiced with this Silicon Valley law firm from 1983 until its acquisition by Greenberg Traurig, LLP in May 2007. He served as managing partner of his firm for multiple terms. Mr. Tomlinson is a long-tenured member of the Board, having served from the Company’s founding in 1995 until 2002, and again since his reappointment in November 2007. Mr. Tomlinson holds a B.A. degree in Economics, an M.A. degree in History, an M.B.A. and a J.D. degree from Stanford University.

Mr. Tomlinson has significant expertise in corporate matters including finance and mergers and acquisitions and has represented clients in the technology industry for more than thirty years. Mr. Tomlinson’s long-term service on our Board has provided him with valuable insight and institutional knowledge of the Company’s history and development. He has extensive experience in corporate governance, both as a lawyer advising clients, and through serving on our Audit and Compensation Committees, as well as the audit, compensation, and governance committees of other public companies.

Compensation of Directors

This section provides information regarding the compensation policies for non-employee directors and amounts earned and securities awarded to these directors in fiscal 2010. Employee directors are not compensated for their services as a director. D. James Bidzos, a director, was appointed Executive Chairman, President and Chief Executive Officer on an interim basis of Verisign on June 30, 2008. On January 14, 2009, Mr. Bidzos resigned as President on an interim basis, and on August 17, 2009, Mr. Bidzos resigned as Executive Chairman and Chief Executive Officer on an interim basis and was appointed Executive Chairman of Verisign. As an employee of the Company, Mr. Bidzos no longer participates in the compensation program for non-employee directors. Mr. Bidzos has been compensated as an executive officer of the Company since June 30, 2008. Mr. McLaughlin, as an employee of the Company, does not participate in the compensation program for non-employee directors. Mr. McLaughlin is compensated as an executive officer of the Company, and his compensation is described in “Executive Compensation” elsewhere in this Proxy Statement.

Non-Employee Director Retainer Fees and Equity Compensation Information

On July 26, 2010, the Compensation Committee met to consider the cash and equity-based compensation to be paid to non-employee directors. The Compensation Committee reviewed competitive market data prepared by Frederic W. Cook & Co. (“FW Cook”), its independent compensation consultant, for the same comparator group used to benchmark executive compensation and certain available information for other boards and reviewed the board compensation practices of these companies. For information about the comparator group, see “Executive Compensation—Compensation Discussion and Analysis.” Following this review and consideration of the recommendations made by FW Cook, the Compensation Committee determined that it was in the best interests of Verisign and its stockholders that the annual equity award grant to each director worth $200,000 be made solely in the form of restricted stock units (“RSUs”). New directors are granted an equity award equal to the pro rata amount of such annual equity award, the amount of which is determined based on the date of such new director’s appointment or election to the Board.

During fiscal 2010, annual retainer fees were as follows:

Annual retainer for non-employee directors	$40,000
Additional annual retainer for Non-Executive Chairman of the Board(1)	$100,000
Additional annual retainer for Lead Independent Director	$25,000
Additional annual retainer for Audit Committee members	$25,000
Additional annual retainer for Compensation Committee members	$20,000
Additional annual retainer for Corporate Governance and Nominating Committee members	$10,000
Additional annual retainer for Audit Committee Chairperson	$15,000
Additional annual retainer for Compensation Committee Chairperson	$10,000
Additional annual retainer for Corporate Governance and Nominating Committee Chairperson	$5,000

(1)	The position of “Non-Executive Chairman of the Board” was not held during 2010, and as such no annual retainer fees were paid during this period.

Non-employee directors are reimbursed for their expenses in attending meetings.

Non-Employee Director Compensation Table for Fiscal 2010

The following table sets forth a summary of compensation information for our non-employee directors as of December 31, 2010. As executive officers of the Company, Messrs. Bidzos and McLaughlin receive no additional compensation for services provided as directors. Information regarding Mr. McLaughlin’s compensation may be found under “Executive Compensation.”

DIRECTOR COMPENSATION FOR FISCAL 2010

Non-Employee Director Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
William L. Chenevich(3)	115,000	199,987		314,987
Kathleen A. Cote(4)	80,000	199,987		279,987
Roger H. Moore(5)	40,000	199,987		239,987
John D. Roach(6)	79,293	199,987		279,280
Louis A. Simpson(7)	74,293	199,987		274,280
Timothy Tomlinson(8)	64,293	199,987		264,280

(1)	Amounts shown represent retainer fees earned by each director.
(2)	Stock Awards consist solely of RSUs. Amounts shown represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the applicable awards granted in fiscal 2010. The grant date fair value of each Stock Award granted to each non-employee director on July 26, 2010 was $199,986.60 (6,908 RSUs at $28.95 per share closing price on the grant date).
(3)	As of December 31, 2010, Mr. Chenevich held 20,007 RSUs and outstanding options to purchase 26,384 shares of the Company’s common stock.
(4)	As of December 31, 2010, Ms. Cote held 6,749 RSUs and outstanding options to purchase 12,430 shares of the Company’s common stock.
(5)	As of December 31, 2010, Mr. Moore held 10,376 RSUs and outstanding options to purchase 71,632 shares of the Company’s common stock.
(6)	As of December 31, 2010, Mr. Roach held 3,241 RSUs and outstanding options to purchase 19,432 shares of the Company’s common stock.
(7)	As of December 31, 2010, Mr. Simpson held 25,005 RSUs and outstanding options to purchase 87,032 shares of the Company’s common stock.
(8)	As of December 31, 2010, Mr. Tomlinson held 3,268 RSUs and outstanding options to purchase 19,432 shares of the Company’s common stock.

Stock options are granted at an exercise price not less than 100% of the fair market value of Verisign’s common stock on the date of grant and have a term of not greater than seven years from the date of grant. Directors are permitted to exercise vested stock options for up to three years following the termination of their Board service. RSUs granted to non-employee directors (including those granted during fiscal 2010) vest in quarterly installments over one year from the date of grant, except with respect to RSUs granted to non-employee directors on August 1, 2006 which vest in four installments, with one-fourth of the granted RSUs vesting on each annual anniversary of the date of grant. The Compensation Committee may authorize grants with different vesting schedules in the future. The vesting of equity awards for all non-employee directors accelerates as to 100% of any unvested equity awards upon certain changes-in-control as set forth in the 2006 Equity Incentive Plan (the “2006 Plan”) and the 1998 Directors Stock Option Plan, as applicable.

The Board Recommends a Vote “FOR” the Election of Each of the Nominated Directors.

CORPORATE GOVERNANCE

Independence of Directors

As required under The NASDAQ Stock Market’s listing standards, a majority of the members of our Board must qualify as “independent,” as determined by the Board. The Board consults with our legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of The NASDAQ Stock Market.

Consistent with these considerations, after review of all relevant transactions and relationships between each director, or any of his or her family members, and Verisign, our executive officers or our independent registered public accounting firm, the Board affirmatively determined on February 23, 2011 that the majority of our Board is comprised of independent directors. Our independent directors are: Mr. Chenevich, Ms. Cote, Mr. Roach, Mr. Simpson, and Mr. Tomlinson. Each director who serves on the Audit Committee, the Compensation Committee or the Corporate Governance and Nominating Committee is an independent director. Mr. Bidzos serves as Executive Chairman. Mr. McLaughlin serves as President and Chief Executive Officer. During 2009, Mr. Moore served as a consultant assisting Verisign in the divestiture of its Communications Services business.

Board Leadership Structure

The Company’s eight-member Board is led by Chairman D. James Bidzos. Mr. Bidzos is also an officer of the Company as its Executive Chairman. The Company’s President and Chief Executive Officer is Mark D. McLaughlin, who is also a member of the Board. The Board has appointed a Lead Independent Director, who is currently William L. Chenevich. The Lead Independent Director presides at all meetings of the Board at which the Chairman of the Board is not present. Five of the eight directors are independent.

Mr. Bidzos was a founder of the Company and its initial Chief Executive Officer, and he has been either Chairman or Vice Chairman of the Company’s Board of Directors since the Company’s founding in 1995. Mr. Bidzos’s current tenure as Chairman of the Board dates to August 2007. Mr. Chenevich has also been a member of the Board since the Company’s founding in 1995 and has been the Lead Independent Director since February 2009. Mr. McLaughlin was appointed President of the Company in January 2009 and Chief Executive Officer of the Company and a director in August 2009.

The Company has determined that its current leadership represents an appropriate structure for the Company. In particular, this structure capitalizes on the expertise and experience of Messrs. Bidzos and Chenevich due to their long-tenured service to the Board, while also providing a direct role in Board matters for Mr. McLaughlin, as current President and Chief Executive Officer of the Company. The structure permits Mr. Bidzos to engage in a more in-depth way in the operations of the Company as Executive Chairman, while ensuring that the roles of Chairman and President and Chief Executive Officer are separate and that Mr. McLaughlin has clear lines of authority as Chief Executive Officer. Lastly, the structure ensures Board independence from management by permitting the Lead Independent Director to call and chair meetings of the independent directors separate and apart from the Chairman of the Board.

Board Role in Risk Oversight

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate member of senior management responsible for mitigating these risks within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies. When a Committee receives a report on risks under its purview, the Chairperson of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Board and Committee Meetings

The Board met eight times and its committees collectively met nineteen times during 2010. During his or her tenure on the Board, in fiscal 2010, no director attended fewer than 75% of the aggregate of (i) the total number of meetings held by the Board and (ii) the total number of meetings held by all committees on which he or she served. As the Lead Independent Director, Mr. Chenevich may schedule and conduct separate meetings of the independent directors and perform other similar duties.

Board Members’ Attendance at the Annual Meeting

Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, we encourage directors to attend. Two members of the Board attended our 2010 Annual Meeting of Stockholders.

Corporate Governance and Nominating Committee

The Board has established a Corporate Governance and Nominating Committee to recruit, evaluate, and nominate candidates for appointment or election to serve as members of the Board, recommend nominees for committees of the Board, recommend corporate governance principles and periodically review and assess the adequacy of these principles, and review annually the performance of the Board. The Corporate Governance and Nominating Committee is currently composed of Ms. Cote (Chairperson) and Messrs. Chenevich, Simpson and Tomlinson, each of whom has been determined by the Board to be an “independent director” under the rules of The NASDAQ Stock Market. The Corporate Governance and Nominating Committee operates pursuant to a written charter. The Corporate Governance and Nominating Committee’s charter is located on our website at https://investor.verisign.com/documents.cfm. The Corporate Governance and Nominating Committee met five times during fiscal 2010.

In nominating candidates for election to the Board, the Corporate Governance and Nominating Committee considers the performance and qualifications of each potential nominee or candidate, not only for his or her individual strengths but also for his or her potential contribution to the Board as a group. While it has no express policy, in carrying out this responsibility the Corporate Governance and Nominating Committee also considers additional factors, such as diversity of business administration specialty, expertise within industries and markets tangential or complementary to the Company’s industry, and business contacts among the various market segments relevant to the Company’s sales, human resource and development strategies. Additionally, pursuant to its charter, the Corporate Governance and Nominating Committee evaluates and reviews with the Board the criteria for selecting new directors, including skills and characteristics, in the context of the current composition of the Board and its committees.

The Corporate Governance and Nominating Committee considers candidates for director nominees proposed by directors and stockholders. The Corporate Governance and Nominating Committee may also from time to time retain one or more third-party search firms to identify suitable candidates. The Corporate Governance and Nominating Committee has an agreement in place with an executive search firm to conduct searches for new independent directors for the Board from time to time, at the Corporate Governance and Nominating Committee’s request.

If you would like the Corporate Governance and Nominating Committee to consider a prospective candidate, in accordance with our Fifth Amended and Restated Bylaws, please submit the candidate’s name and qualifications to: Richard H. Goshorn, Secretary, VeriSign, Inc., 21355 Ridgetop Circle, Dulles, Virginia 20166.

The Corporate Governance and Nominating Committee will consider all candidates identified by the directors, chief executive officer, stockholders, or third-party search firms through the processes described above, and will evaluate each of them, including incumbents and candidates nominated by stockholders, based on the same criteria.

Audit Committee

The Board has established an Audit Committee that oversees the accounting and financial reporting processes at the Company, internal control over financial reporting, audits of the Company’s financial statements, the qualifications of the Company’s independent auditor, and the performance of the Company’s internal audit department and the independent auditor. The independent auditor reports directly to the Audit Committee, and the Audit Committee is responsible for the appointment (subject to stockholder ratification), compensation and retention of the independent auditor. The Audit Committee also oversees the Company’s processes to manage business and financial risk, and compliance with significant applicable legal and regulatory requirements, and oversees the Company’s ethics and compliance programs. The Audit Committee is currently composed of Messrs. Chenevich (Chairperson) and Roach and Ms. Cote. Each member of the Audit Committee meets the independence criteria of The NASDAQ Stock Market and the SEC. Each Audit Committee member meets The NASDAQ Stock Market’s financial knowledge requirements, and the Board has determined that the Audit Committee has at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities as required by Rule 5605(c)(2) of The NASDAQ Stock Market. The Audit Committee operates pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and The NASDAQ Stock Market. A copy of the Audit Committee charter is located on our website at https://investor.verisign.com/documents.cfm. The Audit Committee met eight times during fiscal 2010.

Audit Committee Financial Expert

Our Board has determined that William L. Chenevich, Kathleen A. Cote and John D. Roach are “audit committee financial experts” as such term is defined in Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Messrs. Chenevich and Roach and Ms. Cote meet the independence requirements for audit committee members as defined in the applicable listing standards of The NASDAQ Stock Market.

Report of the Audit Committee

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission (“SEC”) or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) except to the extent that Verisign specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

The Audit Committee is composed of three directors who meet the independence and experience requirements of The NASDAQ Stock Market Rules. The Audit Committee operates under a written charter adopted by the board of directors (the “Board”) of VeriSign, Inc. (“Verisign”). The members of the Audit Committee are Messrs. Chenevich (Chairperson) and Roach, and Ms. Cote. The Audit Committee met eight times during fiscal 2010.

Management is responsible for the preparation, presentation and integrity of Verisign’s financial statements, accounting and financial reporting principles and internal controls and processes designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting standards and applicable laws and regulations (the “Internal Controls”). The independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of Verisign’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing reports thereon.

The Audit Committee is responsible for oversight of Verisign’s financial, accounting and reporting processes and its compliance with legal and regulatory requirements. The Audit Committee is also responsible for the appointment, compensation and oversight of Verisign’s independent registered public accounting firm, including (i) evaluating the independent registered public accounting firm’s qualifications and performance, (ii) reviewing and confirming the independent registered public accounting firm’s independence, (iii) reviewing and approving the planned scope of the annual audit, (iv) overseeing the audit work of the independent registered public accounting firm, (v) reviewing and pre-approving any non-audit services that may be performed by the independent registered public accounting firm, (vi) reviewing with management and the independent registered public accounting firm the adequacy of Verisign’s Internal Controls, and (vii) reviewing Verisign’s critical accounting policies, the application of accounting principles and conduct of the internal audit, including the oversight of the resolution of any issues identified by the independent registered public accounting firm.

We have adopted a policy regarding rotation of the audit partners (as defined under SEC rules) responsible for the audit of Verisign’s financial statements. The registered public accounting firm shall not provide audit services to Verisign if the lead or coordinating audit partner (having primary responsibility for the audit) or the audit partner responsible for reviewing the audit, has performed audit services to Verisign in each of the five previous fiscal years.

During fiscal 2010, the Audit Committee met privately with KPMG LLP to discuss the results of the audit, evaluations by the independent registered public accounting firm of Verisign’s Internal Controls and quality of Verisign’s financial reporting.

The Audit Committee has reviewed and discussed the audited consolidated financial statements contained in Verisign’s Annual Report on Form 10-K for the year ended December 31, 2010 with management. This review included a discussion of the accounting principles, reasonableness of significant judgments, and clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that Verisign’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and the Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG LLP.

The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from KPMG LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the firm’s independence with the firm.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Verisign’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

This report is submitted by the Audit Committee

William L. Chenevich (Chairperson)

Kathleen A. Cote

John D. Roach

Compensation Committee

The Board has established a Compensation Committee to discharge the Board’s responsibilities with respect to all forms of compensation of the Company’s directors and executive officers, to administer the Company’s equity incentive plans, and to produce an annual report on executive compensation for use in the Company’s proxy statement. The Compensation Committee is also responsible for approving and evaluating executive officer compensation arrangements, plans, policies and programs of the Company, and for administering the Company’s equity incentive plans for employees. The Compensation Committee operates pursuant to a written charter. The Compensation Committee’s charter is located on our website at https://investor.verisign.com/documents.cfm. The Compensation Committee is currently composed of Messrs. Simpson (Chairperson), Roach and Tomlinson, each of whom is an “independent director” under the rules of The NASDAQ Stock Market and an “outside director” pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee met six times during fiscal 2010. For further information regarding the role of compensation consultants and management in setting executive compensation, see “Executive Compensation—Compensation Discussion and Analysis.”

Communicating with the Board

Any stockholder who desires to contact the Board may do so electronically by sending an e-mail to the following address: bod@verisign.com. Alternatively, a stockholder may contact the Board by writing to: Board of Directors, VeriSign, Inc., 21355 Ridgetop Circle, Dulles, Virginia 20166, Attention: Secretary. Communications received electronically or in writing are distributed to the Chairman of the Board or other members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication received.

Code of Ethics

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer and other senior accounting officers. This code of ethics, titled “Code of Ethics for the Chief Executive Officer and Senior Financial Officers,” is posted on our website along with the “VeriSign Code of Conduct” that applies to all officers and employees, including the aforementioned officers. The Internet address for our website is www.verisigninc.com, and the “Code of Ethics for the Chief Executive Officer and Senior Financial Officers” may be found from our main Web page by clicking first on “company info,” next on “investor information,” next on “Corporate Governance,” next on “Ethics and Business Conduct,” and finally on “Code of Ethics for the Chief Executive Officer and Senior Financial Officers.” The “VeriSign Code of Conduct” applicable to all officers and employees can similarly be found on the Web page for “Ethics and Business Conduct” under the link entitled “VeriSign Code of Conduct—2009.”

We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the “Code of Ethics for the Chief Executive Officer and Senior Financial Officers” or, to the extent also applicable to the principal executive officer, principal financial officer, or other senior accounting officers, the “VeriSign Code of Conduct” by posting such information on our website, on the Web page found by clicking through to “Ethics and Business Conduct” as specified above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 28, 2011 by:

•	each current stockholder who is known to own beneficially more than 5% of our common stock;

•	each current director;

•	each of the Named Executive Officers (see “Executive Compensation—Summary Compensation Table” elsewhere in this Proxy Statement); and

•	all current directors and executive officers as a group.

The percentage ownership is based on 173,260,291 shares of common stock outstanding at February 28, 2011. Shares of common stock that are (i) covered by RSUs vesting or (ii) subject to options currently exercisable or exercisable, each within 60 days of February 28, 2011, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes following the table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

BENEFICIAL OWNERSHIP TABLE

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number(1)	Percent(1)
Greater Than 5% Stockholders

BlackRock, Inc.(2) 40 East 52nd Street New York, New York 10055	12,206,057	7.04%

Wellington Management Company, LLP(3) 280 Congress Street Boston, Massachusetts 02210	11,538,780	6.66%

ValueAct Capital(4) 435 Pacific Avenue, 4th Floor San Francisco, California 94133	11,232,069	6.48%

Delaware Management Holdings(5) 2005 Market Street Philadelphia, Pennsylvania 19103	11,122,091	6.42%

The Vanguard Group, Inc.(6) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	8,666,033	5.00%

Directors and Named Executive Officers
D. James Bidzos(7)	279,166	*
William L. Chenevich(8)	45,969	*
Kathleen A. Cote(9)	23,484	*
Mark D. McLaughlin(10)	35,919	*
Roger H. Moore(11)	85,992	*
John D. Roach(12)	27,347	*
Louis A. Simpson(13)	173,733	*
Timothy Tomlinson(14)	25,269	*
Christine C. Brennan(15)	20,964	*
Richard H. Goshorn(16)	163,206	*
Brian G. Robins(17)	135,594	*
Kevin A. Werner(18)	136,034	*
All current directors and executive officers as a group (12 persons)(19)	1,152,677	*

*	Less than 1% of Verisign’s outstanding common stock.

(1)	The percentages are calculated using 173,260,291 outstanding shares of the Company’s common stock on February 28, 2011 as adjusted pursuant to Rule 13d-3(d)(1)(i). Pursuant to Rule 13d-3(d)(1) of the Exchange Act, beneficial ownership information for each person also includes shares subject to options exercisable, or RSUs vesting, within 60 days of February 28, 2011, as applicable.
(2)	Based on Schedule 13G/A filed on February 9, 2011 with the SEC by BlackRock, Inc., with respect to beneficial ownership of 12,206,057 shares. BlackRock, Inc. has sole voting power over 12,206,057 of these shares and sole dispositive power over 12,206,057 of these shares.
(3)	Based on Schedule 13G filed on February 14, 2011 with the SEC by Wellington Management Company, LLP, with respect to beneficial ownership of 11,538,780 shares. Wellington Management has shared voting power over 8,424,926 of these shares and sole dispositive power over 11,460,130 of these shares. The securities are owned of record by clients of Wellington Management.
(4)	Based on Form 13-F filed on February 15, 2011 with the SEC by ValueAct Holdings, L.P. According to the Schedule 13D/A filed on July 8, 2010 with the SEC by ValueAct Capital, the following entities have shared voting power and dispositive power over these shares: (a) ValueAct Capital Master Fund, L.P., (b) VA Partners I, LLC, (c) ValueAct Capital Management, L.P., (d) ValueAct Capital Management, LLC, (e) ValueAct Holdings, L.P., and (f) ValueAct Holdings GP, LLC.
(5)	Based on Schedule 13G/A filed on February 9, 2011 with the SEC by Delaware Management Holdings with respect to beneficial ownership of 11,122,091 shares. Delaware Management Holdings and Delaware Management Business Trust each reported that it has sole voting power over 11,080,413 of these shares, shared voting power over 41,678 of these shares and sole dispositive power over 11,122,091 of these shares. Delaware Management Holdings and Delaware Management Business Trust are parties to an Agreement to File Joint Acquisition Statements, dated February 9, 2011.
(6)	Based on Schedule 13G filed on February 10, 2011 with the SEC by The Vanguard Group, Inc. with respect to beneficial ownership of 8,666,033 shares. Vanguard has sole voting power over 218,828 of these shares and sole dispositive power over 8,447,205 of these shares.
(7)	Includes 12,500 shares subject to options held directly by Mr. Bidzos.
(8)	Includes 21,384 shares subject to options held directly by Mr. Chenevich.
(9)	Includes 12,430 shares subject to options held directly by Ms. Cote.
(10)	Includes 9,500 shares subject to options held directly by Mr. McLaughlin.
(11)	Includes 71,632 shares subject to options held directly by Mr. Moore.
(12)	Includes 19,432 shares subject to options held directly by Mr. Roach.
(13)	Includes 87,032 shares subject to options held directly by Mr. Simpson.
(14)	Includes 3,953 shares held indirectly by the Tomlinson Family Trust, under which Mr. Tomlinson and his spouse are co-trustees. Includes 19,432 shares subject to options held directly by Mr. Tomlinson.
(15)	Includes 16,250 shares subject to options held directly by Ms. Brennan.
(16)	Includes 147,483 shares subject to options held directly by Mr. Goshorn.
(17)	Includes 99,559 shares subject to options and 2,545 shares subject to RSUs held directly by Mr. Robins.
(18)	Includes 118,125 shares subject to options held directly by Mr. Werner.
(19)	Includes the shares described in footnotes (7)-(18).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of Verisign’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC and The NASDAQ Stock Market. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. We file Section 16(a) reports on behalf of our directors and executive officers to report their initial and subsequent changes in beneficial ownership of our common stock.

Based solely on a review of the reports we filed on behalf of our directors and executive officers, or written representations from reporting persons that all reportable transactions were reported, the Company believes that all Section 16(a) filing requirements applicable to our directors and executive officers were complied with for fiscal 2010, except one report was filed late for Brian G. Robins covering two transactions.

PROPOSAL NO. 2

NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the corresponding Securities and Exchange Commission rules, Verisign is seeking an advisory stockholder vote with respect to compensation awarded to our Named Executive Officers for 2010 as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this Proxy Statement. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and the result of the vote is not binding upon the Company or its Board. Although the resolution is non-binding, the Board and the Compensation Committee will consider the outcome of the advisory vote on executive compensation when making future compensation decisions.

Verisign’s executive compensation program and compensation paid to the Named Executive Officers are described on pages 20 to 39 of this Proxy Statement. The Compensation Committee oversees the program and compensation awarded, adopting changes to the program and awarding compensation as appropriate to reflect the Company’s circumstances and to promote the main objectives of the program: to provide competitive overall pay relative to peers, taking into account company and individual performance, to effectively tie pay to performance, and to align the Named Executive Officers’ interests with stockholders.

This proposal allows our stockholders to express their opinions regarding the decisions of the Compensation Committee on the prior fiscal year’s annual compensation to the Named Executive Officers. You may vote for or against the following resolution, or you may abstain. This vote is advisory and non-binding.

Resolved, that the stockholders approve the compensation of VeriSign, Inc.’s Named Executive Officers, as disclosed under Securities and Exchange Commission rules, including the Compensation Discussion and Analysis section, the compensation tables and related material included in this Proxy Statement.

The Board Recommends a Vote “FOR” the foregoing resolution.

PROPOSAL NO. 3

NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF NON-BINDING STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with Section 951 of the Dodd-Frank Act and the corresponding Securities and Exchange Commission rules, Verisign is seeking a non-binding advisory vote as to the frequency with which the Company should conduct non-binding, stockholder advisory votes with respect to its executive compensation. Stockholders may cast a vote for every one, two or three years, or abstain from voting on this proposal.

Verisign believes that an annual vote is most appropriate. The compensation of our Named Executive Officers is reviewed, adjusted and approved on an annual basis. The Board believes that its stockholders should likewise have the opportunity to provide their direct input on executive compensation on an annual basis. Accordingly, our Board recommends that the advisory vote on executive compensation be held every year.

You may elect to have the vote held annually, every two years or every three years, or you may abstain. You are not voting to approve or disapprove the Board’s recommendation but for one of the four specified choices. The vote is advisory and non-binding. The Compensation Committee will consider the outcome of the vote, along with other relevant factors, in recommending a voting frequency to the Board for its adoption.

The Board Recommends a Vote FOR an “ANNUAL” non-binding stockholder advisory vote on executive compensation.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) is intended to provide comprehensive information and context for the decisions underlying the compensation reported in the executive compensation tables included in this Proxy Statement for the Company’s Named Executive Officers who are listed as follows:

1. Mark D. McLaughlin, President and Chief Executive Officer;

2. Brian G. Robins, Executive Vice President and Chief Financial Officer;

3. Christine C. Brennan, Senior Vice President, Human Resources;

4. Richard H. Goshorn, Senior Vice President, General Counsel and Secretary;

5. Kevin A. Werner, Senior Vice President, Corporate Development and Strategy.

In the sections below, we will also describe the key components of our executive compensation program for 2010, including:

•	The principles on which our executive compensation program was based.

•	The process by which the Compensation Committee established and reviewed the executive compensation program.

•	The elements that made up our executive compensation program, as well as detailed information on each individual element.

Verisign’s 2010 fiscal year represented a year of significant change for the Company. We sold our Authentication Services business to Symantec on August 9, 2010. In November 2010, we ceased operations of our Content Portal Services (“CPS”) business. Closing CPS concluded our divestitures and the winding-down of our non-core businesses, which commenced in late 2007. Verisign’s stock price appreciated 47.2% in 2010, and we declared a special cash dividend of $3.00 per share which was paid on December 28, 2010. In addition, we continued our efforts to implement best practice in governance standards in our executive compensation practices. In particular:

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The Compensation Committee adopted an executive compensation recoupment policy in March 2010 that applies to incentive awards, including long-term incentive compensation awarded in 2010 and thereafter. Under this policy, covered executives may be required to repay incentive awards earned for a financial period that has its financial statements subsequently restated if the executive has earned materially more than would have otherwise occurred.

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In keeping with our objective to align the interests of our executives with the interests of our stockholders, we adopted a Stock Retention Policy in August 2009. This policy requires Section 16 Officers and Board members to hold a portion of their vested and exercised equity awards as Verisign stock until the date that is six months after the Officer’s or Board member’s service with the Company ceases.

Compensation Goals and Philosophy

Our executive compensation program is designed to provide a mix of short-term and long-term incentives that are linked to the achievement of key business goals and that ultimately create long-term value for our stockholders. Our program seeks to attract and retain highly talented executives and to motivate them to achieve our business objectives and contribute to our long-term success.

Our executive officer compensation program is designed with the following goals and principles in mind:

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Performance: a significant portion of each executive officer’s total compensation should depend on the achievement of corporate objectives and the creation of stockholder value. Compensation should be directly linked to measurable corporate and individual performance, and provide incentives for superior performance.

•	Alignment: compensation should closely align the interests of our executive officers with the long-term interests of our stockholders.

•	Recruiting and Retention: compensation should be competitive with that offered by other leading high technology companies we view as competitors for the employment of talented executives.

The Process for Setting Compensation

Role of the Compensation Committee:     The Compensation Committee of our Board is ultimately responsible for the oversight of our compensation and benefit programs, and sets the policies governing compensation of our executive officers and our other employees. As part of this process, the Compensation Committee annually reviews and approves all elements of our executive compensation program (except health and welfare and other benefits provided to other full-time employees). It also reviews and approves the annual incentive bonus program and long-term incentive compensation programs for our non-officer employees. In addition, the Compensation Committee conducts a risk assessment to review whether compensation policies and practices are well-aligned with Verisign’s compensation design principles and that they are not reasonably likely to have an adverse impact on the Company. On February 22, 2011, upon final review of its risk assessment of the Company’s compensation policies and programs, the Compensation Committee concluded such policies and programs were not reasonably likely to have a material adverse impact on the Company.

Individual compensation decisions are made by the Compensation Committee after reviewing the performance of the Company and each executive’s performance during the year, current compensation arrangements, market trends and the compensation history of the executive officer relative to other executives at Verisign.

Role of Management:     The Chief Executive Officer (the “CEO”) annually reviews the performance of each executive officer (other than the CEO whose performance is ordinarily reviewed by the Chairman of the Board and the Board) and makes a recommendation regarding the salary, incentive bonus and long-term incentive compensation for each executive officer based on his assessment of the performance of each individual. The CEO also takes an active part in the discussions of the Compensation Committee regarding the compensation of executives who report to him directly, including the Named Executive Officers. All decisions regarding the CEO’s compensation are made by the Compensation Committee in executive session, without the CEO present.

In addition to the CEO, the Executive Chairman, Mr. D. James Bidzos, attends Compensation Committee meetings and participates in the discussions at the meetings. Mr. Bidzos did not participate in discussions concerning his compensation.

Role of Compensation Consultant:     FW Cook, a nationally recognized compensation consulting firm, serves as the independent consultant to the Compensation Committee to assist it in evaluating and analyzing the Company’s executive compensation program, principles and objectives, as well as the specific compensation and benefit design recommendations presented by the Company’s executive management. FW Cook prepares a report relating to the CEO’s and all other Named Executive Officers’ compensation. The report includes, among other items, comparative data with respect to peer companies, the value of total target cash compensation, the value of long-term incentive grants, the total annual value of benefits, estimated severance benefits for termination after a change-in-control, historical compensation data and an analysis of built-in-gain on prior equity awards. FW Cook does not perform any other services for us other than its consulting services to the Compensation Committee.

Benchmarking:     We use a benchmarking process to help determine base salary, annual incentive bonus targets and long-term incentive compensation targets for our executive officers. We undertake an annual study of competitive compensation practices for executive officers at certain high technology companies that we view as our peers or as competitors for executive talent.

While the Compensation Committee carefully considers market data of our peers and other benchmark survey sources, it does not target a specific percentile when determining total compensation levels for its Named Executive Officers. Other key considerations include the executive’s individual performance in the prior year relative to his peers, the executive’s future potential with us, internal pay equity and the scope of the executive’s responsibilities and experience. Other elements of compensation, including health and welfare, other benefits and change-in-control payments and benefits are reviewed periodically by the Compensation Committee to ensure that our total compensation is competitive based on data obtained from various sources at the time of the review.

Our compensation peer group is principally made up of publicly-traded companies in the high technology sector which are business competitors and/or with which we compete for executive talent (the “Peer Group”). The Compensation Committee reviews the Peer Group annually and makes adjustments as necessary to ensure it continues to appropriately reflect the competitive market for key talent and includes companies similar to us in scope and complexity.

The Peer Group used to set 2010 compensation was comprised of the companies listed below:

Akamai Technologies	Equinix	Neustar	Salesforce.com

ANSYS	FactSet Research Systems	Nuance Communications	Solera Holdings

Autodesk	Jack Henry & Associates	Paychex	Sybase

BMC Software	McAfee	Rackspace Hosting	TIBCO Software

Citrix Systems	MICROS Systems	Red Hat	VMware

Range of Revenues and Market Cap for 2010 Peer Group

	Most Recent Four Quarters Revenue ($M)	12/31/10 Market Cap ($M)
75th Percentile	$1,820	$8,776
Median	$991	$5,083
25th Percentile	$761	$3,638
Verisign	$683	$5,619

Note: Table Excludes Financials from Sybase and McAfee (both companies acquired in 2010)

The Compensation Committee also reviewed and considered cash compensation levels from the Radford Executive Survey covering general technology companies with annual revenues between $1B and $3B.

At its meeting on October 25, 2010, the Compensation Committee selected a new Peer Group to be used for 2011 compensation analysis. Because Verisign sold its Authentication Services business unit to Symantec on August 9, 2010, the Committee revised the Peer Group to more appropriately align with Verisign’s revenues. In addition, the Peer Group was adjusted to more appropriately align with Verisign’s market capitalization. Companies removed from the Peer Group for 2011 were McAfee (acquired by Intel), Sybase (acquired by SAP), Paychex and VMware. Companies added to the Peer Group for 2011 are Informatica and Rovi.

The Peer Group that will be used beginning in 2011 is comprised of the companies below:

Akamai Technologies	FactSet Research Systems	Rackspace Hosting

ANSYS	Informatica	Red Hat

Autodesk	Jack Henry and Associates	Rovi

BMC Software	MICROS Systems	Salesforce.com

Citrix Systems	Neustar	Solera Holdings

Equinix	Nuance Communications	TIBCO Software

Range of Revenues and Market Cap for 2011 Peer Group

	Most Recent Four Quarters Revenue ($M)	12/31/10 Market Cap ($M)
75th Percentile	$1,205	$8,536
Median	$891	$4,543
25th Percentile	$652	$3,638
Verisign	$683	$5,619

Equity Award Practices

The Compensation Committee approves all equity awards to Section 16 executive officers, which include the Named Executive Officers, including annual award grants and any new hire, promotion and discretionary grants.

The Compensation Committee also approves the aggregate annual equity pool and employee grant guidelines. In addition, the Compensation Committee approves all equity awards granted to non-Section 16 employees during the annual grant process, which takes place in February to align with the Company’s regular performance management program. The final review and approval of the annual equity program for all employees is performed by the Compensation Committee at its regular meeting during the first quarter of each year.

For newly hired non-Section 16 employees and grants that occur to non-Section 16 employees outside the annual grant process, the Committee has delegated the actual award determination to the Grant Committee. The Grant Committee is comprised of two individuals, D. James Bidzos, Executive Chairman, and Mark D. McLaughlin, President and CEO. The Compensation Committee has determined that any such awards would be granted on the 15th of the month (or the next scheduled trading day if the 15th of the month falls on a non-trading date) following the approval by the Grant Committee.

Elements of Compensation Program

Base Salary: Base salary is the primary fixed component of our compensation program, and is intended to provide a guaranteed level of annual income to our executives. We believe that offering a competitive annual base salary that is not subject to risk for performance is vital in attracting and retaining our executives.

Base salaries of our executive officers are determined annually. Actual base salary levels are established based upon each executive officer’s job responsibilities and experience, individual contributions and future potential. We benchmark against base salary and total compensation levels of executives from our Peer Group to help determine appropriate compensation levels for each executive officer. We also reference other compensation data and surveys relevant to establishing individual or programmatic changes. The Compensation Committee is mindful of the effects changes to base salary can have on other elements of our compensation program such as target bonus amounts and potential change-in-control payments, and carefully considers these factors when setting or changing executive base salaries.

During the course of 2010, the Compensation Committee reviewed base salary levels for our Named Executive Officers. The Compensation Committee reviewed competitive benchmark data provided by FW Cook and recommendations from the Executive Chairman and CEO regarding each executive’s individual performance. Based on this information, the Compensation Committee did not make adjustments to base salaries, which they believed were set at appropriate levels commensurate with competitive benchmark data and the executive’s scope of responsibilities. With the exception of Ms. Christine C. Brennan, whose employment with the Company began on February 1, 2010, the resulting salary levels for our Named Executive Officers were between the 50th percentile and 75th percentile of the 2010 Peer Group and survey data for general technology companies with revenues between $1B and $3B obtained from the Radford Executive Survey. Ms. Brennan’s new hire base salary was positioned between the 50th percentile and 75th percentile based on Radford Executive Survey data set of software companies with over $1B in revenue.

Name	Title	1/1/10 Salary Rate	Final 2010 Salary Rate
Mark D. McLaughlin	President and Chief Executive Officer	$750,000	$750,000
Brian G. Robins	Executive Vice President and Chief Financial Officer	$400,000	$400,000
Christine C. Brennan	Senior Vice President, Human Resources	n/a	$375,000
Richard H. Goshorn	Senior Vice President, General Counsel and Secretary	$400,000	$400,000
Kevin A. Werner	Senior Vice President, Corporate Development and Strategy	$375,000	$375,000

For 2011, base salaries were not adjusted for Named Executive Officers.

Annual Incentive Bonus:

The Verisign Performance Plan (“VPP”), is an annual cash bonus plan that is designed to reward members of the executive team and other employees for their contributions in helping us achieve financial, operating, and other goals. The plan provides participants with the opportunity to earn an annual cash bonus based on our performance compared against pre-established financial and individual goals. Target bonus levels for our executive officers are established in part by reference to bonus levels of executives in our Peer Group as determined by our benchmarking analysis. In 2010, based on its conclusion that Verisign’s bonus targets as a percent of base salaries for its Named Executive Officers were each at the competitive median rates as compared to its Peer Group or survey information obtained from the Radford Executive Survey, the Committee made no change to the target bonus levels of the Named Executive Officers. Consistent with Verisign’s practice of generally setting target bonus levels at 60% for Senior Vice President level employees who are executive officers under SEC rules, Ms. Brennan’s target bonus was set at 60% upon her hiring in 2010. In addition, in certain instances, the Compensation Committee awarded discretionary bonuses, as discussed below in the section titled “Discretionary Bonus.”

On March 24, 2010, the Compensation Committee approved the performance goals for the VPP, which is the primary basis for determining bonus awards to executive officers. The performance goals were based on two financial performance measures from the Naming Services and Authentication Services businesses (collectively, “Core Business Units”): (i) revenue from Core Business Units weighted at fifty percent (50%) and (ii) consolidated non-GAAP operating income weighted at fifty percent (50%). The Compensation Committee believed that this was an appropriate weighting for the goals to incent management to focus on the Company’s core business operations, driving revenue and operating income growth.

Consolidated non-GAAP operating income excluded the following items that are included under GAAP: discontinued operations, non-core businesses in continuing operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets and restructuring costs. The non-GAAP performance measure is used because we believe it presents a clearer picture of the Company’s core operation. The Company does not consider the non-GAAP performance measure to be a substitute for results prepared in accordance with GAAP.

These performance measures of revenue and consolidated non-GAAP operating income and their respective weightings at 50% were the same performance measures that were used in 2009.

For the 2010 VPP, the Compensation Committee established target levels of performance for each metric, equal to $1.082M for revenue and $419.3M for consolidated non-GAAP operating income. On July 26, 2010, the Compensation Committee revised these goal targets as a result of the impending sale of the Authentication Services business to Symantec which closed on August 9, 2010. Therefore, the new target levels of performance for each metric were revised to $904M for revenue and $358.7M for consolidated non-GAAP operating income. These revised performance goals removed the Authentication Services planned revenue and Authentication Services planned operating income for the period of August 2010 through December 2010. In addition, we excluded costs associated with the sale of the Authentication Services business that accounting requires to be booked to core operations that would not have been incurred if the business was not sold.

Actual funding for payouts was determined based on the level of achievement of each metric. A further description of the funding established for each metric is set forth below:

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The revenue goal from Core Business Units was weighted at 50% of the total bonus pool. This portion would be funded when the actual results met a threshold level of achievement greater than 90% of the established revenue target of $904M. Based on a weighting of 50%, revenue achievement between 90% and 95% would result in a funding level of 0% to 15% of the total bonus pool; revenue achievement of 95% to 100% would result in a funding level of 15% to 50%; revenue achievement over 100% and up to 120% would result in funding from 50% to 100%.

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The consolidated non-GAAP operating income goal was weighted at 50% of the total bonus pool. This portion would be funded when actual results met a threshold level of achievement greater than 90% of the established consolidated non-GAAP operating income target of $358.7M. Based on a weighting of 50%, non-GAAP operating income achievement between 90% and 95% would result in a funding level of 0% to 15% of the total bonus pool; non-GAAP operating income achievement of 95% to 100% would result in a funding level of 15% to 50%; non-GAAP operating income achievement over 100% and up to 150% would result in funding from 50% to 100%.

For 2010, the Compensation Committee determined that we achieved 101.4%, or $917.3M of the revenue goal from Core Business Units. Based on a weighting of 50%, this resulted in a funding multiplier of 53.7% for this goal. The Committee also determined that we achieved 107.8%, or $386.9M of the consolidated non-GAAP operating income. Based on a weighting of 50%, this resulted in a funding multiplier of 57.9%. In summary, based on the goal achievement levels and the respective funding levels of 53.7% for revenue and 57.9% for consolidated non-GAAP operating income, the resulting funding level was 111.6% for the VPP bonus plan.

Bonus payments for the Named Executive Officers as approved by the Compensation Committee at its meeting held on February 22, 2011, subject to final financial statement certification (which occurred on February 24, 2011), are provided in the table below.

Name	Title	Bonus Target as a % of Final 2010 Base Salary	Final 2010 Bonus Payment (as a % of 2010 Salary)
Mark D. McLaughlin	President and Chief Executive Officer	100%	$837,000 (111.6%)

Brian G. Robins	Executive Vice President and Chief Financial Officer	75%	$334,800 (83.7%)

Christine C. Brennan	Senior Vice President, Human Resources	60%	$210,000 (61.2%)

Richard H. Goshorn	Senior Vice President, General Counsel and Secretary	60%	$267,840 (67%)

Kevin A. Werner	Senior Vice President, Corporate Development and Strategy	60%	$225,000 (60%)

Bonuses to executives are pro-rated from the date of hire or from assignment to an executive officer position, if applicable. Further comments on bonuses paid to executives are summarized accordingly:

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Mr. McLaughlin’s bonus payment of $837,000 represents his target bonus amount ($750,000) adjusted upward by the VPP funding percentage of 111.6%. The Committee determined that Mr. McLaughlin’s performance as CEO warranted receipt of a 2010 bonus based on the actual VPP goal achievement.

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Mr. Robins’ bonus payment of $334,800 reflects his target bonus amount ($300,000) adjusted upward by the VPP funding percentage of 111.6%. The Committee determined that Mr. Robins’ performance as CFO warranted receipt of a 2010 bonus based on the actual VPP goal achievement.

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Ms. Brennan’s bonus payment reflects an amount that is prorated based upon her new hire start date with the Company on February 1, 2010. Ms. Brennan’s new hire base salary was $375,000 per year. Her eligible base salary earnings from her start date through the end of the year, for purposes of determining bonus amounts, was $343,151. The bonus paid to Ms. Brennan in the amount of $210,000 represents 1.2% above her 2010 target bonus of $205,890. The Committee determined to pay a bonus that represented slightly more than target based on Ms. Brennan’s role in addressing personnel transition issues in connection with the sale of the Authentication Services business in 2010.

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Mr. Goshorn’s bonus payment of $267,840 represents his target bonus amount ($240,000) adjusted upward by the VPP funding percentage of 111.6%. The Committee determined that Mr. Goshorn’s performance as General Counsel and Secretary warranted receipt of a 2010 bonus based on the actual VPP goal achievement.

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Mr. Werner’s bonus payment of $225,000 represents his target bonus. The Committee believed the on-target bonus amount was appropriate taking into account a discretionary bonus the Committee had approved in December 2010, as described in the section titled “Discretionary Bonus.”

For 2011, Ms. Brennan’s annual bonus target has been changed from 60% to 50% of eligible 2011 base salary earnings. The Compensation Committee approved this change on February 22, 2011 as it brings Ms. Brennan’s bonus target for her role to a level that is commensurate with the market median of Verisign’s 2011 Peer Group.

There were no other changes to 2011 bonus targets for the Named Executive Officers.

In addition to the VPP, in order to ensure bonuses paid to executive officers are fully deductible for tax purposes under Section 162(m) of the Code, the Company adopted the Annual Incentive Compensation Plan (“AICP”). Please see “Tax Treatment of Executive Compensation” below for a summary of this Plan.

Discretionary Bonus:    At its December 8, 2010 meeting, the Compensation Committee approved a special discretionary bonus for Mr. Werner, in the amount of four hundred thousand dollars ($400,000), in recognition of Mr. Werner’s performance in managing the divestiture process and his contributions in the sale of the Authentication Services business to Symantec. This bonus was paid on March 11, 2011.

Furthermore, on February 22, 2011, the Compensation Committee also determined to provide special discretionary bonuses to Mr. Robins and Mr. Goshorn in the amounts of $65,200 and $8,160, respectively. Mr. Robins’ and Mr. Goshorn’s discretionary bonus amounts were primarily determined based upon their respective contributions in the sale of the Authentication Services business to Symantec. These bonuses were paid on March 11, 2011.

Long-term Incentive Compensation:    Equity-based grants are an important element of our total compensation program. Our goal is to align interests of Named Executive Officers with those of our stockholders and to provide each Named Executive Officer with an incentive to manage Verisign from the perspective of a stockholder. Long-term incentive award amounts are established based upon each Named Executive Officer’s job responsibilities and experience, individual contributions and future potential, internal pay equity and the value of existing vested and unvested outstanding equity awards. The Compensation Committee references long-term incentive award levels of executives at Peer Group companies and benchmark data provided by FW Cook and the Radford Executive Survey.

Historically, the Compensation Committee has used both stock options and restricted stock units (“RSUs”) to accomplish our goal of linking executive compensation to increases in stockholder value and providing a retention incentive. Stock options only have value to the recipient if the Company’s share price increases from the date of grant. RSUs provide immediate retention value to our executives in addition to providing a strong incentive to increase the Company’s share price and consequently the value of the shares received upon vesting. We note that, beginning in 2011, the Compensation Committee has decided to grant long-term equity compensation to our executive officers solely in the form of performance-vesting RSUs and time-vesting RSUs. For more detail, please see “Proposal 4—Approval of the Amended and Restated 2006 Equity Incentive Plan.”

In 2010, equity awards were granted during the annual equity program grant process conducted in February 2010. For these annual equity awards, Named Executive Officers and employees at the Senior Vice President level were granted 50% of the total award value in the form of non-qualified stock options and 50% of the total award value in the form of RSUs. Employees at the Vice President level and below received annual equity grants solely in the form of RSUs.

The stock options were granted with an exercise price equal to fair market value at the date of grant and vest over a four-year period, with 25% of the option shares vesting on the first anniversary of the grant and the remaining option shares vesting ratably each quarter thereafter until fully vested. The RSUs vest over a four-year period, with 25% vesting on each anniversary of the grant date until fully vested. Subject to limited exceptions, unvested awards are forfeited upon termination of employment.

Stock options and RSUs were granted on February 22, 2010 at the regularly scheduled Compensation Committee meeting. The grant price for stock options was $24.32 which was the closing price per share of Verisign’s common stock on the NASDAQ Global Select Market on February 22, 2010. The table and accompanying narrative below detail the equity grants awarded to Named Executive Officers on February 22, 2010. Ms. Brennan is not included in the table as her equity grant occurred on her hiring date of February 1, 2010, but the details of her grant are set forth in the narrative following the table. Mr. McLaughlin’s equity grants are discussed in the section titled “CEO Compensation.”

Name	Title	Number of Stock Options Granted February 22, 2010	Number of Restricted Stock Units Granted February 22, 2010
Mark D. McLaughlin	President and Chief Executive Officer	195,600	65,200

Brian G. Robins	Executive Vice President and Chief Financial Officer	63,000	21,000

Richard H. Goshorn	Senior Vice President, General Counsel and Secretary	49,500	16,500

Kevin A. Werner	Senior Vice President, Corporate Development and Strategy	42,000	14,000

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Mr. Robins’ equity award granted on February 22, 2010 represented a total grant date fair value of $955,242. On April 26, 2010, the Compensation Committee approved a special discretionary grant to Mr. Robins of 15,000 RSUs with a grant date fair value of $410,850 and vesting over a four-year period with 25% vesting on each anniversary of the grant date until fully vested. The value of Mr. Robins’ equity award of February 22, 2010 plus the equity award granted on April 26, 2010 equated to a value of $1,366,092. This total award value was at approximately the 66th percentile of annual long term incentive award values of the Peer Group. The Committee believed these two equity awards were appropriate given Mr. Robins’ performance in his CFO role and future potential with the Company.

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Mr. Goshorn’s equity awards granted on February 22, 2010 represented a total grant date fair value of $750,547, which was at approximately the 50th percentile of annual long-term incentive award values of the Peer Group. The Committee believed the equity value of $750,547 granted to Mr. Goshorn was appropriate taking into account the internal equity of awards allocated to other senior executives.

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Mr. Werner’s equity awards granted on February 22, 2010 represented a total grant date fair value of $636,828, which was at approximately the 60th percentile of annual long-term incentive award values of the Peer Group. The Committee believed the equity value of $636,828 granted to Mr. Werner was appropriate, noting particularly Mr. Werner’s contributions in the area of Corporate Development.

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Ms. Brennan began her employment with Verisign on February 1, 2010 filling the role of Senior Vice President, Human Resources. The Compensation Committee approved Ms. Brennan’s new hire offer package at its meeting on December 9, 2009. The equity component of her approved new hire package included 65,000 stock options plus 26,000 RSUs, each having a grant date of February 1, 2010, coincident with Ms. Brennan’s start date with the company. The stock options have an exercise price of $23.19 which was the closing price per share of Verisign’s common stock on the NASDAQ Global Select Market on February 1, 2010. They vest over a four-year period, with 25% of the option shares vesting on the first anniversary of the grant and the remaining shares vesting ratably each quarter thereafter until fully vested. The RSUs vest over a four-year period, with 25% vesting on each anniversary of the grant date until fully vested. The grant date fair value of the stock options plus RSUs granted to Ms. Brennan on February 1, 2010 was $1.04M. The Compensation Committee’s decision regarding Ms. Brennan’s new hire equity award took into account her total compensation package from her previous employer and the internal equity of her new hire package as compared to other Verisign executives.

CEO Compensation:    On February 22, 2010, the Compensation Committee reviewed the total compensation position of the CEO, Mark McLaughlin. This market data review included data elements from Verisign’s Peer Group consisting of total target cash compensation, equity compensation and total direct compensation. In addition to compensation data from the Peer Group, the Committee reviewed data from the Radford Executive Survey representing high technology companies with over $1B in revenue. Mr. McLaughlin’s base salary was approximately 6.0% ahead of the base salary of CEO positions of the Peer Group. His annual bonus target at 100% was equal to the median of the Peer Group. The Compensation Committee determined to not make any adjustments to Mr. McLaughlin’s base salary or bonus target as they were competitive to the Peer Group.

The Compensation Committee also reviewed the same market Peer Group data as it pertains to long-term equity incentives for the CEO position. Following this review on February 22, 2010, the Compensation Committee awarded Mr. McLaughlin an equity grant of 195,600 stock options and 65,200 RSUs, both with a grant date of February 22, 2010 and with a total grant date fair value of $2,965,798. The grant date fair value of his award was at approximately the 50th percentile of grant date fair value of annual long-term incentive award values of the Peer Group. The Committee believed the equity value of $2,965,798 was appropriate given Mr. McLaughlin’s performance and expected future contributions to the Company. The stock options awarded to Mr. McLaughlin have an exercise price of $24.32 and vest over a four-year period with 25% of the option shares vesting on the first anniversary of the grant and the remaining option shares vesting ratably each quarter thereafter until fully vested. The RSUs vest over a four-year period, with 25% vesting on each anniversary of the grant date until fully vested. Subject to limited exceptions described below, unvested awards are forfeited upon termination of employment.

Mr. McLaughlin is eligible for certain benefits in the event of a change-in-control, with the same terms as provided to other Section 16 Officers of the Company except that he would receive cash severance of two times his base salary and bonus as well as continuation of health benefits for two years. (Please see section titled “Change-in-Control and Retention Agreements” for a description of the change-in-control benefits to Section 16 Officers). In addition, when Mr. McLaughlin was re-hired by the Company on January 14, 2009, he entered into a severance arrangement pursuant to which he would be provided with certain severance benefits upon certain terminations of employment occurring on or prior to July 1, 2010. This severance arrangement expired on July 1, 2010.

Benefits:    Executive officers are eligible to participate in the same health and welfare benefits provided generally to all other employees, at the same general premium rates charged to such employees. The benefits include medical, dental and vision insurance and other health benefits, life insurance, short and long-term disability, fitness club reimbursement up to $390 per year, paid time off, an employee stock purchase plan and a tax-qualified 401(k) salary deferral plan.

Other than those benefits described above, we provide no additional or supplemental benefits, such as a company automobile, country club memberships, deferred compensation programs or retirement benefits, to our executive officers.

Total Compensation:    We believe we are fulfilling our compensation objectives and rewarding executive officers in a manner that is consistent with our pay-for-performance philosophy. Executive compensation is tied directly to our performance and is structured to ensure that there is an appropriate balance between our long-term and short-term performance and between our operational performance and stockholder value. For the Named Executive Officers as of the end of 2010, the aggregate total compensation mix represented 20% base salaries, 21% actual annual cash bonuses and 59% long-term incentives based on grant date fair value.

Recoupment of Incentive Compensation in the Case of Inaccurate Financial Statements

The Committee adopted an executive compensation recoupment policy in March 2010 that applies to incentive awards, including long-term incentive compensation, awarded in 2010 and thereafter. The policy applies to all Section 16 executive officers and such other officers as the Committee designates. The policy applies whenever there is an inaccurate financial statement and, as a result, a covered executive has received materially more incentive compensation than would have otherwise occurred. Under these circumstances, the Committee has discretion to seek recovery of such overpayment, either through reduction of future awards or payments to the covered executive, or by directly seeking repayment. Except in the case of fraudulent, intentional, willful, or grossly negligent misconduct by the recipient of the incentive awards, the Company may only recover incentive awards paid based on inaccurate financial statements if they were paid in the three years prior to the determination that an inaccurate financial statement has been used for the calculation of incentive awards. The date of the determination that an inaccurate financial statement has been so used will be deemed to be the date the Company commences steps that ultimately lead to the correction of an inaccurate financial statement.

Stock Retention Policy

The Board believes that the Company’s executive officers and members of the Board should retain long-term ownership of a portion of the common stock of the Company received as incentive compensation to further align their interests with the long-term interests of the Company’s stockholders. To further that goal, the Compensation Committee adopted a Stock Retention Policy, which replaced the Company’s previous Stock Ownership Guidelines, and was effective as of August 1, 2009 (the “Effective Date”). The Stock Retention Policy applies to each of the Company’s executive officers who are subject to the provisions of Section 16 of the Exchange Act (the “Officers”) and the Board members as of the Effective Date and to each individual who becomes an Officer or member of the Board after the Effective Date. The Stock Retention Policy applies to all equity compensation awards outstanding as of the Effective Date under any of the Company’s equity plans and all future equity compensation awards granted under any Company equity plan. With respect to any individual who becomes an Officer or director after the Effective Date, the Stock Retention Policy applies to all equity compensation awards held by such individual on the date he or she becomes an Officer or member of the Board and to all equity compensation awards received thereafter. The term “equity compensation awards” includes stock options (excluding options under Verisign’s employee stock purchase plans), stock appreciation rights, restricted and unrestricted stock awards, restricted and unrestricted stock units, performance shares, performance units, or any other stock-based incentive awards that are granted by the Company for compensatory purposes. Each Officer and member of the Board is required to retain, until the date that is six months after the Officer’s or member of the Board’s service with the Company and its subsidiaries ceases for any reason, direct or indirect ownership of 50% of any Net Shares of Company common stock issued on or after August 1, 2009, to or on behalf of the Officer or member of the Board pursuant to each equity compensation award. “Net Shares” means the number of issued shares of Company common stock remaining upon the exercise or settlement of an equity compensation award after shares are sold or netted to pay the exercise price, and applicable taxes, as such amount is determined by the Company under the rules of administration approved by the Compensation Committee. The Compensation Committee reserves the right to modify or terminate the Stock Retention Policy at any time if it determines in its sole discretion that such action would be in the best interests of the Company. The Stock Retention Policy can be found on our Website at https://investor.verisign.com/policies.cfm.

Because we grant stock-based incentives in order to align the interests of our employees with those of our stockholders, our Securities Trading Policy forbids executive officers and other employees from buying or selling derivative securities related to Verisign common stock, such as puts or calls on Verisign common stock. Derivative securities may diminish the alignment of incentives that we seek to foster between our employees and our stockholders. Company-issued stock options and RSUs are not transferable during the executive officer’s life, other than certain gifts to family members (or trusts, partnerships, or similar entities that benefit family members).

Severance Agreements

We do not have a formal severance program for our executive officers, all of whom are at-will employees. We generally do not enter into employment agreements with our executive officers and employment offers generally do not provide for severance or other benefits following termination. The Compensation Committee will consider, when appropriate, providing a severance package to attract a potential executive officer or in connection with an executive officer’s departure from the Company.

Change-in-Control and Retention Agreements

We have entered into change-in-control and retention agreements with our executive officers, including the Named Executive Officers. The agreements provide for certain severance benefits in the event an executive’s employment is terminated in connection with a change in control of the Company. All of these agreements are “double trigger” agreements meaning that executives will only be eligible for benefits under the agreements if both (i) a change-in-control of the Company occurs and (ii) within twenty-four months of the change-in-control the executive’s employment is terminated by the Company without cause (or by the executive for good reason) in connection with the change-in-control. See “Potential Payments Upon Termination or Change-in-Control” for a description of the terms of these agreements.

The Compensation Committee believes that the change-in-control and retention agreements are necessary to attract and retain highly qualified executives and to neutralize the personal interests of our executives in light of any potential beneficial corporate transaction. In order to assess how the Company’s change-in-control agreements compared to emerging trends and best practices, the Compensation Committee requested FW Cook to review the Company’s change-in-control agreements. On February 22, 2010, FW Cook reported to the Committee and concluded that potential benefit levels under the agreements were in line with emerging trends, including double trigger benefits, severance multiples less than or equal to 2x and the lack of a tax-gross up provision. The Compensation Committee determined the change-in-control and retention agreements were reasonable and aligned with best practices.

Tax Treatment of Executive Compensation

In determining the amount and form of compensation paid each year to our executive officers, we take into account the tax treatment of such compensation.

Section 162(m) of the Code limits the federal income tax deduction for compensation paid to certain Named Executive Officers, other than the Company’s chief financial officer and executive officers who left prior to the end of the year, to $1,000,000 per year for public companies, unless the compensation is performance-based. Our executive compensation is structured to maximize the amount of compensation expense that is deductible by the Company when, in its judgment, it is appropriate and in the interest of the Company and its stockholders. The deductibility of an executive officer’s compensation can depend upon the timing of the executive officer’s vesting or exercise of previously granted rights, as well as other factors beyond the Company’s control. Therefore an executive officer’s compensation is not necessarily limited to that which is deductible under Section 162(m). The Compensation Committee may approve payment of compensation that exceeds the deductibility limitation under Section 162(m) in order to meet compensation objectives or if it determines that doing so is otherwise in the interest of our stockholders. RSUs granted in fiscal 2010 were not exempt from the limitation of deductibility under Section 162(m). Bonuses awarded for services rendered in 2010 (other than discretionary bonuses) are performance-based and are exempt from the limitation of deductibility under Section 162(m).

In order to ensure that bonuses paid to executive officers are fully deductible for tax purposes under Section 162(m) of the Code, the Company adopted the AICP, which was the vehicle under which bonuses were paid to executive officers. The AICP was approved by stockholders at the 2010 Annual Meeting of Stockholders of

Verisign, Inc., held on May 27, 2010. With respect to 2010 bonuses, assuming the performance goal (described below) was met, each executive officer could be awarded a maximum bonus of 300% of his or her target bonus (but no more than $5 million), but subject to the complete discretion of the Compensation Committee to award bonuses in any lesser amount. As anticipated, the Compensation Committee exercised its discretion to award bonuses in lesser amounts and, as detailed in “Annual Incentive Bonus”, primarily based the AICP payments upon the funding results of the VPP (111.6%).

The performance goal for the AICP was approved by the Compensation Committee on March 24, 2010, conditioned upon approval of the AICP by Verisign stockholders. The goal provided that Verisign achieve greater than $50M in non-GAAP Operating Income in 2010. Non-GAAP Operating Income excluded the following items that are included under GAAP: discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets and restructuring costs. The Company met this goal, having achieved $284.4 in non-GAAP Operating Income in 2010. It should be noted that the non-GAAP Operating Income goal achievement for the AICP ($284.4M) differs from the non-GAAP Operating Income goal achievement for the VPP ($386.9M) which is discussed above, primarily because the VPP goal includes the operating income from the Authentication Services business for the first seven months of the year.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on the review and discussions, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted by the Compensation Committee

Louis A. Simpson (Chairperson)

John D. Roach

Timothy Tomlinson

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Louis A. Simpson, John D. Roach and Timothy Tomlinson. All of the members of the Compensation Committee during 2010 were independent directors during the time period they served on the Compensation Committee, and none of the members of the Compensation Committee during 2010 were employees or officers or former officers of Verisign. No executive officer of Verisign has served on the compensation committee (or other board committee performing equivalent functions, if any) or the board of directors of another entity, one of whose executive officers served as a member of the Compensation Committee of Verisign during 2010; and no executive officer of Verisign has served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a member of the Board during 2010.

Summary Compensation Table

The following table sets forth certain summary information concerning the compensation received by each person who served as our principal executive officer and principal financial officer during fiscal 2010 and the three other most highly compensated executive officers as of the end of fiscal 2010. We refer to these executive officers as our “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

Named Executive Officer and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
Mark D. McLaughlin(5)	2010	752,885	—		1,585,664	1,380,134	837,000	9,117		4,564,800
President and Chief Executive Officer	2009	579,807	—		1,675,200	1,080,538	499,885	36,930	(6)	3,872,360
	2008	—	—		—	—	—	180,000	(7)	180,000

Brian G. Robins(8)	2010	401,539	65,200	(9)	921,570	444,522	334,800	8,579		2,176,210
Executive Vice President and Chief Financial Officer	2009	350,845	158,904	(10)	578,200	380,770	240,000	8,306		1,717,025
	2008	287,293	56,000		553,170	289,138	208,500	7,865		1,401,966

Christine C. Brennan	2010	346,154	100,000	(11)	602,940	437,320	210,000	10,565		1,706,979
Senior Vice President, Human Resources

Richard H. Goshorn	2010	401,539	8,160	(12)	401,280	349,267	267,840	6,708		1,434,794
Senior Vice President, General Counsel and Secretary	2009	399,731	—		242,320	247,500	238,800	2,542		1,130,893
	2008	374,231	—		622,040	231,310	325,260	2,173		1,555,014

Kevin A. Werner	2010	376,443	400,000	(13)	340,480	296,348	225,000	9,076		1,647,347
Senior Vice President, Corporate Development and Strategy	2009	376,443	—		242,320	247,500	206,250	8,789		1,081,302
	2008	358,654	—		686,600	289,138	312,750	8,256		1,655,398

(1)	Includes, where applicable, amounts electively deferred by each Named Executive Officer under our 401(k) Plan.
(2)	Amounts shown represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the applicable awards granted in fiscal 2010, 2009, and 2008, respectively. The assumptions used to calculate the grant date fair value of awards are set forth in Note 11, “Employee Benefits and Stock-Based Compensation,” of our Notes to Consolidated Financial Statements in the 2010 Annual Report on Form 10-K. Stock Awards consist of RSUs granted in 2010, 2009 and 2008, respectively.
(3)	Amounts shown are for non-equity incentive plan compensation earned during the year indicated, but paid in the following year.
(4)	Except as otherwise indicated, amounts in “All Other Compensation” for fiscal 2010, fiscal 2009 and fiscal 2008 include, where applicable, matching contributions made by the Company to the Verisign 401(k) Plan, health club fee reimbursements and life insurance payments.
(5)	Mr. McLaughlin held a number of key positions at Verisign from 2000 to 2007, including serving as our Executive Vice President of Products and Marketing, before resigning from employment with us on December 1, 2007. Mr. McLaughlin returned to Verisign and served as our President and Chief Operating Officer from January 2009 to August 2009. In August 2009, Mr. McLaughlin was appointed as our President and Chief Executive Officer, and he has served in that capacity and as a director of Verisign since that date.
(6)	Includes payment of $30,000 made pursuant to the terms of Mr. McLaughlin’s Consulting Agreement effective November 1, 2008.
(7)	Includes payments in the amount of $120,000 made pursuant to the terms of Mr. McLaughlin’s Consulting Agreement effective November 1, 2008, and $60,000 for consulting services rendered pursuant to the terms of Mr. McLaughlin’s Separation and General Release Agreement dated November 28, 2007.
(8)	Mr. Robins was appointed Executive Vice President and Chief Financial Officer on August 4, 2009; he had previously held the title of acting Chief Financial Officer.
(9)	Mr. Robins was awarded a discretionary bonus of $65,200 on February 22, 2011 in recognition of his contributions in the sale of the Authentication Services business to Symantec.
(10)	Mr. Robins received discretionary bonuses of $100,000 and $58,904 on March 27, 2009 and August 28, 2009, respectively. These bonuses were awarded in recognition of his performance during his role as acting Chief Financial Officer.
(11)	Ms. Brennan received a sign-on bonus in connection with joining the Company in February 2010 as Senior Vice President, Human Resources.
(12)	Mr. Goshorn was awarded a discretionary bonus of $8,160 on February 22, 2011 in recognition of his contributions in the sale of the Authentication Services business to Symantec.
(13)	Mr. Werner was awarded a discretionary bonus of $400,000 on December 8, 2010 to be paid in 2011 in recognition of his performance in managing the divestiture process and his contributions in the sale of the Authentication Services business to Symantec.

Grants of Plan-Based Awards for Fiscal 2010

The following table shows all plan-based awards granted to the Named Executive Officers during fiscal 2010 under the AICP and the 2006 Plan.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2010(1)

Named Executive Officer	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Mark D. McLaughlin	02/22/2010	0	750,000	2,250,000		195,600	$24.32	1,380,134
	02/22/2010				65,200			1,585,664

Brian G. Robins	02/22/2010	0	300,000	900,000		63,000	24.32	444,522
	02/22/2010				21,000			510,720
	04/26/2010				15,000			410,850

Christine C. Brennan	02/01/2010	0	205,890	617,670		65,000	23.19	437,320
	02/01/2010				26,000			602,940

Richard H. Goshorn	02/22/2010	0	240,000	720,000		49,500	24.32	349,267
	02/22/2010				16,500			401,280

Kevin A. Werner	02/22/2010	0	225,000	675,000		42,000	24.32	296,348
	02/22/2010				14,000			340,480

(1)	Named Executive Officers are eligible to receive an annual cash bonus under the AICP and long-term incentive compensation under our 2006 Plan as described in “Compensation Discussion and Analysis” elsewhere in this Proxy Statement.

The Company generally does not enter into employment agreements with its executive officers, each of whom may be terminated at any time at the discretion of the Board. The Company entered into change-in-control agreements with D. James Bidzos, Executive Chairman, Mark D. McLaughlin, President and Chief Executive Officer, and Brian G. Robins, Executive Vice President and Chief Financial Officer, and also entered into Amended and Restated Change-in-Control and Retention Agreements with other of its executive officers, including the Named Executive Officers.

Stock options are granted at an exercise price not less than 100% of the fair market value of Verisign’s common stock on the date of grant and have a term of not greater than seven years from the date of grant. Stock options listed above vest as to 25% of the granted option on the first anniversary of the date of grant and ratably thereafter over the following 12 quarters. An RSU is an award covering a number of shares of Verisign common stock that may be settled in cash or by issuance of those shares on a one-for-one basis. RSUs granted to certain executive officers, except Mr. Bidzos, during 2010 vest in four installments, with one-fourth of the granted RSUs vesting on each annual anniversary of the date of grant. RSUs granted to Mr. Bidzos on July 26, 2010 vest in four installments, with 25% of the granted RSUs vesting on each quarterly anniversary of the date of grant. Any dividends paid on our common stock during the vesting period applicable to RSUs shall be credited to the participant in the form of additional RSUs, the number of which shall be calculated based on the market price of our common stock on the date such dividends are paid to stockholders. Any such additional RSUs shall be subject to the same terms and conditions as the underlying RSU award.

Please refer to “Compensation Discussion and Analysis” elsewhere in this Proxy Statement for more information concerning our compensation practices and policies for executive officers.

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table shows all outstanding equity awards held by the Named Executive Officers at the end of fiscal 2010 granted under the 1998 Equity Incentive Plan, the 1998 Directors Stock Option Plan and the 2006 Plan.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END

	Option Awards
Named Executive Officer	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Un- exercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Mark D. McLaughlin	01/14/2009			85,500	(3)	17.40	01/14/2016
	02/22/2010			195,600	(3)	24.32	02/22/2017
	01/14/2009							49,917	(4)	1,630,788
	08/17/2009							24,549	(4)	802,016
	02/22/2010							71,138	(4)	2,324,078
Brian G. Robins	02/15/2007			5,000	(3)	26.19	02/15/2014
	02/28/2007	4,688	(5)	312		25.30	02/28/2014
	08/07/2007	17,183	(5)	3,965		29.63	08/07/2014
	08/07/2007	2,864	(5)	661		29.63	08/07/2014
	08/15/2007	28,178	(5)	6,502		29.51	08/15/2014
	08/04/2008	14,063	(5)	10,937		32.28	08/04/2015
	02/23/2009	3,125	(5)	28,125		18.64	02/23/2016
	02/22/2010			63,000	(3)	24.32	02/22/2017
	02/15/2007							2,728	(4)	89,124
	08/07/2007							2,415	(4)	78,898
	08/07/2007							402	(4)	13,133
	08/15/2007							3,961	(4)	129,406
	03/14/2008							5,091	(6)	166,323
	08/04/2008							5,455	(4)	178,215
	02/23/2009							16,366	(4)	534,677
	08/04/2009							8,183	(4)	267,339
	02/22/2010							22,913	(4)	748,568
	04/26/2010							16,366	(4)	534,677
Christine C. Brennan	02/01/2010			65,000	(3)	23.19	02/01/2017
	02/01/2010							28,368	(4)	$926,783
Richard H. Goshorn	06/15/2007	96,250	(5)	13,750		29.32	06/15/2014
	08/07/2007	14,320	(5)	3,304		29.63	08/07/2014
	08/04/2008	11,250	(5)	8,750		32.28	08/04/2015
	02/23/2009	2,031	(5)	18,281		18.64	02/23/2016
	02/22/2010			49,500	(3)	24.32	02/22/2017
	08/07/2007							12,207	(7)	398,803
	06/15/2007							4,092	(4)	133,686
	02/19/2008							7,273	(6)	237,609
	08/04/2008							4,364	(4)	142,572
	02/23/2009							10,638	(4)	347,543
	02/22/2010							18,003	(4)	588,158
Kevin A. Werner	10/15/2007	67,500	(5)	22,500		33.40	10/15/2014
	08/04/2008	14,063	(5)	10,937		32.28	08/04/2015
	02/23/2009	11,219	(5)	18,281		18.64	02/23/2016
	02/22/2010			42,000	(3)	24.32	02/22/2017
	10/15/2007							16,366	(7)	534,677
	10/15/2007							2,728	(4)	89,124
	02/19/2008							7,273	(6)	237,609
	08/04/2008							5,455	(4)	178,215
	02/23/2009							10,638	(4)	347,543
	02/22/2010							15,275	(4)	499,034

(1)	Includes 12,153.9162 RSUs, 7,001.5485 RSUs, 2,367.9416 RSUs, 4,722.5867 RSUs and 4,929.3078 RSUs issued to Mr. McLaughlin, Mr. Robins, Ms. Brennan, Mr. Goshorn and Mr. Werner, respectively, on December 28, 2010 as a result of the special dividend declared by the Board on December 9, 2010 in accordance with the terms of the applicable equity plans.

(2)	The market value is calculated by multiplying the number of shares by the closing price of our common stock on December 31, 2010, which was $32.67.
(3)	The option will become exercisable as to 25% of the grant on the first anniversary of the date of grant, and will vest quarterly thereafter at the rate of 6.25% per quarter until fully vested.
(4)	The RSU award vests as to 25% of the total award on each anniversary of the date of grant until fully vested.
(5)	The option became exercisable as to 25% of the grant on the first anniversary of the date of grant, and vests quarterly thereafter at the rate of 6.25% per quarter until fully vested.
(6)	The RSU award vests over a four year period, with one-third of the total award vesting on the second, third and fourth anniversaries of the date of grant.
(7)	An award of performance-based RSUs was granted in 2007. If specified performance criteria were achieved, 100% of the grant would vest on the third anniversary of the date of grant. If specified performance criteria were not achieved, 50% of the grant will vest on the fourth anniversary of the date of grant and the remaining 50% of the grant will be forfeited. In 2010, specified performance criteria were not achieved, therefore, 50% of the grant was cancelled and the remaining 50% of the grant will vest on the fourth anniversary of the date of grant. Details regarding the performance criteria are set forth in the Current Report on Form 8-K filed by the Company on August 30, 2007.

Option Exercises and Stock Vested for Fiscal 2010

The following table shows all stock options exercised and the value realized upon exercise, and all stock awards vested and the value realized upon vesting, by our Named Executive Officers during fiscal 2010.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark D. McLaughlin	66,500	701,231	22,750	590,333
Brian G. Robins	73,750	792,930	21,046	570,386
Christine C. Brennan	—	—	—	—
Richard H. Goshorn	12,188	190,870	12,334	328,679
Kevin A. Werner	3,000	31,077	11,584	314,226

Potential Payments Upon Termination or Change-in-Control

Except as described below, the Company has no formal severance program for its Named Executive Officers, each of whom may be terminated at any time at the discretion of the Board. On August 24, 2007, the Compensation Committee adopted and approved forms of change-in-control and retention agreements to be entered into with Verisign’s chief executive officer and our other executive officers, and on August 3, 2009 the Compensation Committee approved amendments to those form agreements to change, among other things, the trigger in the definition of “change-in-control” from acquisition of 30% of our common stock to acquisition of 35% of our common stock (such agreements, as amended, the “CIC Agreements”). Under the CIC Agreements, an executive officer of the Company is entitled to receive severance benefits if, within the twenty-four months following a “change-in-control” (or under certain circumstances, during the six-month period preceding a “change-in-control”), the executive officer’s employment is terminated by Verisign without “cause” or by the executive officer for “good reason.” The terms and conditions of the CIC Agreements are described below.

Under the CIC Agreements, “change-in-control” means:

(a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company or its subsidiaries, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly (excluding, for purposes of this Section, securities acquired directly from the Company), of securities of the Company representing at least thirty-five percent (35%) of (A) the then-outstanding shares of common stock of the Company or (B) the combined voting power of the Company’s then-outstanding securities;

(b) the consummation of a merger or consolidation, or series of related transactions, which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), directly or indirectly, at least fifty (50%) percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(c) a change in the composition of the Board occurring within a 24-month period, as a result of which fewer than a majority of the directors are incumbent directors;

(d) the sale or disposition of all or substantially all of the Company’s assets (or consummation of any transaction, or series of related transactions, having similar effect); or

(e) stockholder approval of the dissolution or liquidation of the Company.

Under the CIC Agreements, “cause” means:

(a) an executive’s willful and continued failure to substantially perform the executive’s duties after written notice providing the executive with ninety (90) days from the date of the executive’s receipt of such notice in which to cure;

(b) conviction of (or plea of guilty or no contest to) the executive for a felony involving moral turpitude;

(c) an executive’s willful misconduct or gross negligence resulting in material harm to the Company; or

(d) an executive’s willful violation of the Company’s policies resulting in material harm to the Company.

Under the CIC Agreements, “good reason” means:

(a) a change in the executive’s authority, duties or responsibilities that is inconsistent in any material and adverse respect from the executive’s authority, duties and responsibilities immediately preceding the change-in-control;

(b) a reduction in the executive’s base salary compared to the executive’s base salary immediately preceding the change-in-control, except for an across-the-board reduction of not more than ten percent (10%) of base salary applicable to all senior executives of the Company;

(c) a reduction in the executive’s bonus opportunity of five percent (5%) or more from the executive’s bonus opportunity immediately preceding the change-in-control, except for an across-the-board reduction applicable to all senior executives of the Company;

(d) a failure to provide the executive with long-term incentive opportunities that in the aggregate are at least comparable to the long-term incentives provided to other senior executives at the Company;

(e) a reduction of at least 5% in aggregate benefits that the executive is entitled to receive under all employee benefit plans of the Company following a change-in-control compared to the aggregate benefits the executive was eligible to receive under all employee benefit plans maintained by the Company immediately preceding the change-in-control; or

(f) a requirement that the executive be based at any office location more than 40 miles from the executive’s primary office location immediately preceding the change-in-control, if such relocation increases the executive’s commute by more than ten (10) miles from the executive’s principal residence immediately preceding the change-in-control; or

(g) the failure of the Company to obtain the assumption of the agreement from any successor as provided in the agreement.

If a change-in-control occurs and the executive officer experiences a qualifying termination and timely delivers a general release agreement, the CIC Agreements provide that Verisign will make the following payments and provide the following benefits to the executive officer (subject to a six month delay if and to the extent required by the deferred compensation rules set forth in and promulgated under Section 409A of the Code):

•	a lump sum equal to the pro rata target bonus for the year in which the executive officer was terminated;

•

a lump sum equal to a specified multiple of the sum of (i) the executive officer’s annual base salary plus (ii) the average of the executive officer’s annual bonus amount for the last three full fiscal years prior to a change-in-control, or, if the executive officer was employed by the Company for fewer than three full fiscal years preceding the fiscal year in which the change-in-control occurs, the average target bonus for the number of full fiscal years the executive officer was employed by the Company before the change-in-control or the target bonus for the fiscal year in which the change-in-control occurs if the executive officer was not eligible to receive a bonus from the Company during any of the prior three fiscal years; the applicable multiples are 200% of the annual base salary and bonus for the chief executive officer and 100% of the annual base salary and bonus for other executive officer participants;

•

continued health benefits for the executive officer and the executive officer’s eligible dependents for a number of years equal to the severance multiple, provided that such coverage of health benefits will cease if the executive officer becomes eligible for comparable benefits from a new employer; and

•

immediate acceleration of vesting of all of the executive officer’s unvested stock options and RSUs; however, if the consideration to be received by stockholders of the Company in connection with the change-in-control consists of substantially all cash or if the stock options and RSUs held by the executive officer are not assumed in the change-in-control, then all of the executive officer’s then-unvested and outstanding stock options and RSUs shall vest immediately prior to the change-in-control regardless of whether or not there is a termination of employment in connection therewith.

In addition, the CIC Agreements include the following terms and conditions:

•

to the extent any change-in-control payments or benefits are characterized as a parachute payment within the meaning of Section 4999 of the Code, and such characterization would subject the executive officer to a federal excise tax due to that characterization, the executive officer may elect to be paid in full or in such lesser amount as would result in the executive officer’s receipt, on an after-tax basis, of the greatest amount of termination and other benefits, after taking into account applicable federal, state and local taxes, including the excise tax under Section 4999 of the Code;

•

an initial term ending on August 24, 2010 and automatic renewal for one-year periods thereafter unless the Board terminates the CIC Agreement at least 90 days before the end of the then-current term, provided that such termination shall not be effective until the last day of the then-current term; and

•	the executive officer is prohibited from soliciting employees of Verisign or competing against Verisign for a period of twelve months.

The following table shows the value of stock options and RSUs that would have vested for our Named Executive Officers as of December 31, 2010, as well as the additional cash compensation payable, if any, under the change-in-control and termination scenarios described above. The value of stock options is based on the difference between the exercise price of all accelerated options and the market value of our common stock as of December 31, 2010, which was $32.67.

Change-in-Control Benefit Estimates as of December 31, 2010

	Value of Accelerated Cash Compensation Benefits ($)(1)		Value of Accelerated Stock Awards ($)		Value of Accelerated Option Awards ($)
Named Executive Officer	Change-in- Control Only	Change-in-Control plus Qualifying Termination	Change-in- Control Only	Change-in-Control plus Qualifying Termination(2)	Change-in- Control Only	Change-in-Control plus Qualifying Termination(2)
Mark D. McLaughlin	—	3,785,798	—	4,359,812	—	2,938,845
Brian G. Robins	—	941,822	—	2,511,572	—	994,218
Christine C. Brennan	—	839,651	—	849,420	—	616,200
Richard H. Goshorn	—	893,142	—	1,694,071	—	729,327
Kevin A. Werner	—	837,820	—	1,728,766	—	611,448

(1)	To the extent any payments made or benefits provided upon termination of an executive officer’s employment constitute deferred compensation subject to Section 409A of the Code, payment of such amounts or provision of such benefits will be delayed for six months after the executive officer’s separation from service if and to the extent required under Section 409A.
(2)	If the equity awards held by the executive are not assumed upon a change-in-control or the consideration to be received by stockholders consists of substantially all cash, then all such equity awards shall have their vesting and exercisability accelerated in full immediately prior to the change-in-control regardless of whether there is a qualifying termination.

Equity Compensation Plan Information

The following table sets forth information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2010.

EQUITY COMPENSATION PLAN INFORMATION

	Equity Compensation Plan Information
	(A)		(B)	(C)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by stockholders(3)	5,726,818	(4)	$27.71	17,250,932	(5)
Equity compensation plans not approved by stockholders(6)	431,083	(7)	$24.95	—

Total	6,157,901		$27.36	17,250,932

(1)	Includes 2,760,612 shares subject to RSUs outstanding as of December 31, 2010 that were issued under the 2006 Plan.
(2)	Does not include any price for outstanding RSUs.
(3)	Includes the 1998 Equity Incentive Plan, the 1998 Directors Stock Option Plan (collectively, the “1998 Plans”), the 2006 Plan, and the 2007 Employee Stock Purchase Plan (the “2007 Purchase Plan”). Effective May 27, 2006, the granting of equity awards under the 1998 Plans has been discontinued and new equity awards are being granted under the 2006 Plan. Remaining authorized shares under the 1998 Plans that were not subject to outstanding awards as of May 26, 2006 were cancelled on May 26, 2006. The 1998 Plans will remain in effect as to outstanding equity awards granted under each such plan prior to May 26, 2006.

(4)	Excludes purchase rights accruing under the 2007 Purchase Plan, which has a remaining stockholder-approved reserve of 3,571,846 shares as of December 31, 2010.
(5)	Consists of shares available for future issuance under the 2006 Plan and the 2007 Purchase Plan. As of December 31, 2010, an aggregate of 13,679,086 shares and 3,571,846 shares of common stock were available for issuance under the 2006 Plan and the 2007 Purchase Plan, respectively, including 377,740 shares subject to purchase under the 2007 Purchase Plan during the current purchase period. In addition to options and RSUs, shares can be granted under the 2006 Plan pursuant to stock appreciation rights, restricted stock awards, stock bonuses and performance shares. Under the terms of the 2006 Plan, the aggregate number of shares that may be granted pursuant to awards, other than with respect to stock options and stock appreciation rights, may not exceed 40% of the total number of shares reserved and available for grant and issuance pursuant to the 2006 Plan.
(6)	Includes the 2001 Stock Incentive Plan (the “2001 Plan”). No options issued under the 2001 Plan are held by any directors or executive officers. The terms of this plan are set forth in Note 11, “Employee Benefits and Stock-Based Compensation,” to the financial statements included in the Annual Report. Effective May 27, 2006, the granting of equity awards under the 2001 Plan was discontinued and new equity awards are being granted under the 2006 Plan. Remaining authorized shares under the 2001 Plan that were not subject to outstanding awards as of May 26, 2006 were cancelled on May 26, 2006. The 2001 Plan remains in effect as to outstanding equity awards granted under the plan prior to May 26, 2006.
(7)	Does not include options to purchase an aggregate of 32,596 shares of common stock with a weighted-average exercise price of $19.8363 that were assumed in business combinations.

POLICIES AND PROCEDURES WITH RESPECT TO TRANSACTIONS WITH RELATED PERSONS

Verisign’s Audit Committee approved a written Policy for Entering into Transactions with Related Persons (the “Related Person Transaction Policy”) which sets forth the requirements for review, approval or ratification of transactions between Verisign and “related persons,” as such term is defined under Item 404 of Regulation S-K.

Pursuant to the terms of the Related Person Transaction Policy, the Audit Committee shall review, approve or ratify the terms of any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (i) Verisign was or is to be a participant and (ii) a related person has or will have a direct or indirect material interest (“Related Person Transaction”), except for those transactions, arrangements or relationships specifically listed in the Related Person Transaction Policy that do not require approval or ratification. In determining whether to approve or ratify a Related Person Transaction, the Audit Committee will take into account, among factors it deems appropriate, whether the Related Person Transaction terms are no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the materiality of the related person’s direct or indirect interest in the transaction.

Prior approval of the Audit Committee shall be required for the following Related Person Transactions:

•

Any Related Person Transaction to which a related person is a named party to the underlying agreement or arrangement; provided, however, certain agreements or arrangements between Verisign and a related person concerning employment and any compensation solely resulting from employment or concerning compensation as a member of the Board that have, in each case, been entered into or approved in accordance with policies of Verisign shall not be subject to prior approval of the Audit Committee;

•

Any Related Person Transaction involving an indirect material interest of a related person where the terms of the agreement or arrangement are not negotiated on an arm’s length basis or where the Related Person Transaction is not a transaction in the ordinary course of business; and

•	Any Related Person Transaction where the total transaction value exceeds $1,000,000.

On a quarterly basis, the Audit Committee shall review and, if determined by the Audit Committee to be appropriate, ratify any Related Person Transactions not requiring prior approval of the Audit Committee pursuant to the Related Person Transaction Policy.

In the event Verisign proposes to enter into a transaction with a related person who is a member of the Audit Committee or an immediate family member of a member of the Audit Committee, prior approval by a majority of the disinterested members of the Board shall be required and no such member of the Audit Committee for which he or she or an immediate family member is a related person shall participate in any discussion or approval of such transaction, except to provide all material information concerning the Related Person Transaction.

The following Related Person Transactions shall not require approval or ratification by the Audit Committee:

•	Payment of compensation to executive officers in connection with their employment with Verisign; provided that such compensation has been approved in accordance with policies of Verisign.

•	Remuneration to directors in connection with their service as a member of the Board; provided that such remuneration has been approved in accordance with policies of Verisign.

•	Reimbursement of expenses incurred in exercising duties as an officer or director of Verisign; provided that such reimbursement has been approved in accordance with policies of Verisign.

•

Any transaction with another company at which a related person’s only relationship is as a director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed $1,000,000.

•	Any transaction with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

•

Any transaction involving a related person where the rates or charges involved are determined by competitive bids, or the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

•

Any transaction where the related person’s interest arises solely from the ownership of Verisign’s common stock and all holders of Verisign’s common stock received the same benefit on a pro rata basis (e.g., dividends).

There are no transactions required to be reported under Item 404(a) of Regulation S-K where the Related Person Transaction Policy did not require review, approval or ratification, or where the Related Person Transaction Policy was not followed during fiscal 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2010, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we or any of our subsidiaries are or were to be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer or beneficial holder of more than 5% of the common stock of Verisign or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Transactions with U.S. Bancorp.    William L. Chenevich is the Lead Independent Director of our Board, Chairman of the Audit Committee and a member of the Corporate Governance and Nominating Committee and the former Vice Chairman of Technology and Operations of U.S. Bancorp. Prior to the sale of our Authentication Services business on August 9, 2010, we entered into agreements with U.S. Bancorp and certain of its affiliates (“U.S. Bank”) pursuant to which we provided authentication services to U.S. Bank. Since January 1, 2010, the value of such transactions was approximately $68,602. We have also entered into agreements pursuant to which we purchase various products and services from U.S. Bank. Since January 1, 2010, the value of such transactions was approximately $221,771. U.S. Bank was also a lender under a $500 million senior unsecured revolving credit facility (the “Credit Facility”), under which Verisign, or certain designated subsidiaries, were borrowers. Verisign terminated the Credit Facility on November 3, 2010. Since January 1, 2010, the portion of interest and fees paid by us under the Credit Facility attributable to U.S. Bank was approximately $62,344. In addition, U.S. Bank National Association, a subsidiary of U.S. Bancorp, is the trustee of the Indenture dated as of August 20, 2007 between the Company and U.S. Bank National Association for the Company’s 3.25% junior subordinated convertible debentures due August 15, 2037 (the “Indenture”). Since January 1, 2010, we paid U.S. Bank $6,625 for its service as trustee under the Indenture. Mr. Chenevich did not have a material interest, either directly or indirectly, in any of the aforementioned transactions. Mr. Chenevich retired from his position at U.S. Bank in July 2010.

PROPOSAL NO. 4

APPROVAL OF THE AMENDED AND RESTATED VERISIGN, INC. 2006 EQUITY INCENTIVE PLAN

Our stockholders approved the 2006 Plan at our annual meeting of stockholders on May 26, 2006. On August 5, 2008, the Board subsequently approved certain non-substantive amendments to the 2006 Plan which did not require stockholder approval. The 2006 Plan is Verisign’s only plan for providing stock-based incentive compensation to both our eligible employees and non-employee directors. The Board recommends that the stockholders approve the Amended and Restated VeriSign, Inc. 2006 Equity Incentive Plan (the “Amended 2006 Plan”) as described below. Approval of the Amended 2006 Plan is intended to enable Verisign to achieve the following objectives:

1.	Expand the performance criteria for performance-based awards and obtain stockholder approval of such performance criteria in order that awards may, as intended, qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”);

2.	Remove the forty percent (40%) limit on the aggregate number of shares that may be issued pursuant to “full value” awards (meaning awards other than a stock option or a stock appreciation right) in order to more easily accommodate the Company’s decision to grant primarily restricted stock units as its long-term equity incentive;

3.	Provide for adjustments to be made to outstanding awards in the event of extraordinary dividends, divestitures or distributions of assets to stockholders (other than an ordinary cash dividend) in order to bring the 2006 Plan’s antidilution provisions in line with market practice.

If stockholders do not approve the Amended 2006 Plan, the 2006 Plan will remain in effect in its current form without any of the foregoing amendments.

We discuss each of the proposed amendments in detail below and also have included a summary of the other material features of the Amended 2006 Plan as proposed. This summary is qualified in its entirety by reference to the full text of the Amended 2006 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Amendment to, and Approval of, Performance Criteria for Performance-Based Awards

Section 162(m) limits the deductibility of executive compensation paid to each of the Company’s chief executive officer and the three highest compensated officers (other than the chief financial officer), as determined pursuant to the executive compensation proxy statement disclosure rules, in any one year to $1,000,000. These officers are referred to as “covered employees.” An exemption from this limitation (the “Performance Exception”) applies to “performance-based” compensation as defined in the regulations under Section 162(m). One of the requirements under the Performance Exception is stockholder approval of the material terms of the performance goals pursuant to which the compensation is paid. The regulations under Section 162(m) require that, in order for performance-based awards (other than stock options and stock appreciation rights) to continue to qualify for the Performance Exception, stockholders must approve the material terms of the performance goals every five years if the plan permits the targets under performance goals to be changed after stockholder approval. The 2006 Plan provides that the Compensation Committee may set targets in relation to the performance criteria specified in the 2006 Plan in its discretion. The material terms of the performance goals for performance-based awards under the 2006 Plan were last approved upon the 2006 Plan’s adoption on May 26, 2006. Moreover, the Board has determined to expand the list of performance criteria in order to provide the Compensation Committee with greater flexibility in designing equity-based performance awards for our employees. The expanded list incorporates the performance criteria set forth in the AICP approved by stockholders at the last annual meeting of the stockholders.

The Amended 2006 Plan would provide that “Performance Measures” (as defined) that may be selected by the Compensation Committee would include: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of shares of the Company’s common stock or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before taxes and amortization, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, contracts, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; or recruiting and maintaining personnel.

The Amended 2006 Plan also provides that any performance goals designated by the Compensation Committee under the Performance Measures may be specified in absolute terms, in percentages or in terms of growth from period to period or growth rates over time and may be determined solely by reference to the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Amended 2006 Plan would permit the Compensation Committee to specify at the time of grant any exclusions or inclusions for charges related to any events or occurrences which the Compensation Committee determines should appropriately be excluded or included, as applicable, for purposes of measuring performance against the applicable Performance Measure, such as (i) restructurings, reorganizations, discontinued operations, non-core businesses in continuing operations, acquisitions, dispositions, or any extraordinary nonrecurring items as described in ASC Subtopic 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year, (ii) the cumulative effects of tax or accounting changes, each in accordance with generally accepted accounting principles, (iii) foreign exchange gains or losses, (iv) stock-based compensation, (v) amortization of intangible assets, impairments of goodwill and other intangible assets, asset write downs, or non-cash interest expense or (vi) litigation or claim judgments or settlements. Moreover, under the Amended 2006 Plan, if the Compensation Committee determined that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances, rendered previously established performance goals unsuitable, the Compensation Committee would in its discretion be able to modify such performance goals or the related levels of achievement, in whole or in part, as it deemed appropriate and equitable; although, unless the Compensation Committee determined otherwise, it would not take any such action if it would result in the loss of an otherwise available exemption of the award under Section 162(m).

To the extent that an award under the Amended 2006 Plan is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m), the performance criteria can include the achievement of other objectives as determined by the Compensation Committee. In addition, notwithstanding satisfaction of any performance criteria described above, to the extent specified at the time of grant of an award, the number of shares of common stock, stock options or other benefits granted, issued, retainable and/or vested under an award on account of satisfaction of performance criteria may be reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee in its sole discretion determines.

The Board recommends that the stockholders approve the Amended 2006 Plan in order both to provide greater flexibility to the Compensation Committee in designing performance-based equity awards and to preserve the benefit of the Performance Exception for such awards granted to covered employees, thereby safeguarding the deductibility of the awards by the Company.

Amendment to Remove the Forty Percent (40%) Limit on the Aggregate Number of Shares That May Be Issued Pursuant to “Full Value” Awards

The 2006 Plan as adopted in 2006 limited the aggregate number of shares that may be granted pursuant to awards, other than stock options and stock appreciation rights, to forty percent (40%) of the total number of shares originally reserved and available for grant and issuance under the plan (the “40% limit”). Historically, the Compensation Committee had used a mix of stock options and restricted stock units for long-term compensation awards both to executives and non-executive employees. However since 2010, non-executive employees have received only restricted stock units and, going forward, including for fiscal year 2011, the Compensation Committee has decided to issue equity awards only in the form of restricted stock units to executives in order to accomplish its long-term incentive compensation goals. The Compensation Committee believes that the restricted stock units are more effective for accomplishing our goal of linking executive compensation to increases in stockholder value and providing a retention incentive as they retain value even if the stock price declines. In addition, using restricted stock units as our principal equity awards enable us to issue fewer shares than stock options to deliver comparable value, which reduces overhang and potential stockholder dilution. The Compensation Committee also believes that restricted stock units will lend themselves more readily to performance-based vesting criteria than stock options. However, if the 40% limit is not eliminated, based on a conservative estimate of annual employee awards, the Company will run out of shares available to be granted as restricted stock units in December 2012. If the 40% limit were removed, based on a conservative estimate of annual employee awards, the Company would have sufficient shares available to be granted as restricted stock units for the next five years through December 2016. In addition, even after this change, the total value of the equity awards that can be issued under the Amended 2006 Plan continues to remain within industry norms. The Board believes that the removal of the 40% limit enables the Company to incentivize and retain its employees in the manner determined most desirable by the Compensation Committee and recommends that the stockholders approve the Amended 2006 Plan in order to provide for the removal of the 40% limit.

Amendment to Provide Antidilution Adjustments in the Event of Extraordinary Dividends and Stockholder Distributions

The 2006 Plan does not provide for adjustments to be made, in the event of extraordinary dividends (that is dividends other than ordinary cash dividends), divestitures or distributions of assets to stockholders or similar transactions, to the exercise price and number of shares subject to outstanding stock options or stock appreciation rights. In order to bring the 2006 Plan more in line with market practice and to simplify the process for any future extraordinary dividends or distributions, the Company determined to revise the antidilution provisions of the 2006 Plan. The revisions provide that, in such situations in the future, if any, the Compensation Committee will make equitable adjustments to the stock options as it determines in its sole discretion to be necessary or appropriate. No such adjustments will be permitted to be made in a manner that would adversely affect the tax treatment in respect of the award and/or the Amended 2006 Plan for either the Company or any participant under

Section 162(m), Section 409A or Section 422 of the Code or otherwise violate any applicable law. The Board recommends that the stockholders approve the Amended 2006 Plan in order to make such amendments to the antidilution provisions.

Description of the Amended 2006 Plan

A summary of the proposed Amended 2006 Plan appears below. This summary is qualified in its entirety by reference to the full text of the Amended 2006 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

General

The Amended 2006 Plan is a stock compensation plan that provides for a variety of equity and equity-based award vehicles, including stock options, performance shares, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards. Awards may be granted under the Amended 2006 Plan to eligible participants until May 26, 2016. On December 31, 2010, the closing price of Verisign’s common stock was $ 32.67 per share as reported by the NASDAQ Global Select Market.

Eligible Participants

Employees, non-employee directors, consultants, independent contractors and advisors of Verisign or any parent or subsidiary of Verisign are eligible to receive awards under the Amended 2006 Plan, subject to certain limitations on the grant of incentive stock options. As of the end of fiscal 2010, there were approximately 1,050 employees, six non-employee directors and five consultants who were eligible to participate in the 2006 Plan.

Shares Authorized

There are 27,000,000 shares authorized and reserved for issuance under the Amended 2006 Plan, subject to adjustment to reflect stock splits and similar events. In addition, shares which cease to be subject to an option or stock appreciation right granted under the Amended 2006 Plan for any reason other than exercise of the option or stock appreciation right or which are subject to other awards granted under the Amended 2006 Plan that are forfeited or are repurchased by the Company at the original issue price or otherwise terminate without such shares being issued will again be available for grant and issuance in connection with subsequent awards under the Amended 2006 Plan. Stock appreciation rights to be settled in shares of Verisign’s common stock shall be counted in full against the number of shares available for award under the Amended 2006 Plan, regardless of the number of shares ultimately issued upon settlement of the stock appreciation right.

Administration

The Company’s Compensation Committee will administer the Amended 2006 Plan and may delegate to a committee of one or more members of Verisign’s Board or Verisign officers the ability to grant awards and take certain other actions with respect to participants who are not executive officers or non-employee directors. The applicable committee will select the individuals who receive awards, determine the number of shares covered by awards and, subject to the terms and limitations expressly set forth in the Amended 2006 Plan, establish the terms, conditions and other provisions of any awards granted under the Amended 2006 Plan. The Compensation Committee may interpret the Amended 2006 Plan and establish, amend and rescind any rules relating to the Amended 2006 Plan.

Award Types

The following awards may be granted under the Amended 2006 Plan:

(1) Non-qualified and incentive stock options

(2) Restricted stock awards

(3) Restricted stock units

(4) Stock bonus awards

(5) Stock appreciation rights (“SARs”)

(6) Performance shares

Vesting

The vesting of awards will be determined by the applicable committee, provided that the vesting of awards granted to executive officers and directors will be determined by the Compensation Committee. Historically, stock options were generally granted with vesting over four years (25% cliff vesting after one year and, thereafter, 6.25% vest quarterly until fully vested) and restricted stock units with vesting over four years as follows: 25% on the first anniversary of the date of grant, 25% on the second anniversary of the date of grant, 25% on the third anniversary of the date of grant, and 25% on the fourth anniversary of the date of grant.

Exercise Price

The exercise price of stock options or stock appreciation rights granted under the Amended 2006 Plan may not be less than 100% of the closing price of Verisign stock on the day of grant. In the event a grant is made on a day when the NASDAQ Global Select Market (or other applicable principal national securities exchange on which Verisign’s common stock is traded) is closed, the fair market value will be determined as of the last preceding trading day.

Repricing Prohibited

Except as otherwise provided in the Amended 2006 Plan, repricing or reducing the exercise price of a stock option or stock appreciation right or issuance of new stock options or stock appreciation rights having a lower exercise price in substitution for cancelled stock options or stock appreciation rights is prohibited without stockholder approval.

Non-Employee Director Awards

The Amended 2006 Plan provides for discretionary awards (except for awards of incentive stock options) to non-employee directors as determined by the Compensation Committee. Discretionary awards to non-employee directors will vest and be exercisable as determined by the Compensation Committee.

In the event of a corporate transaction, such as a dissolution or liquidation, merger or sale of substantially all of Verisign’s assets, all awards granted to non-employee directors will become fully vested and exercisable.

Terms Applicable to Stock Options and Stock Appreciation Rights

An option granted to a participant under the Amended 2006 Plan allows a participant to purchase up to the total number of shares of common stock of the Company at a specified exercise price per share during specified time periods. A stock appreciation right may be granted with respect to a certain number of shares of the Company’s common stock and may be settled in cash or shares, having a value equal to the product of the difference between the fair market value on the exercise date and the exercise price and the number of shares with which the stock appreciation right is being settled. The exercise price of stock options and stock appreciation rights granted under the Amended 2006 Plan may not be less than 100% of the closing price of Verisign common stock on the day of grant. Stock options will have a term no longer than ten years, and stock appreciation rights will have a term no longer than seven years. Subject to the limitations of the Amended 2006 Plan, the Compensation Committee will determine the terms and conditions applicable to awards of stock options and stock appreciation rights, including with regard to vesting and exercisability, which may be based on, among other things, continued employment with Verisign, the passage of time, or such performance criteria and the level of achievement versus such criteria as the Compensation Committee deems appropriate.

Terms Applicable to Restricted Stock Awards, Restricted Stock Unit Awards, Stock Bonus Awards and Performance Shares

Subject to the limitations of the Amended 2006 Plan, the Compensation Committee will determine the terms and conditions applicable to awards of restricted stock, restricted stock units, stock bonuses and performance shares, including with regard to any restrictions or vesting, which may be based on, among other things, continued employment with Verisign, the passage of time, or such performance criteria and the level of achievement versus such criteria as the Compensation Committee deems appropriate.

Eligibility Under Section 162(m)

As discussed above, Section 162(m) permits performance-based compensation meeting the Performance Exception to be excluded from the limitation on deductibility of compensation in excess of $1 million paid to certain specified senior executives. In order to meet the requirements of Section 162(m), the Amended 2006 Plan limits awards to individual participants as follows: No person may receive more than 1,500,000 shares issuable as awards in any calendar year, other than new employees, who may receive up to a maximum of 3,000,000 shares issuable as awards granted in the calendar year in which they first commence employment.

Transferability

The Compensation Committee has the discretion to permit a recipient of a non-qualified stock option to transfer his or her award pursuant to a permitted transfer (as defined in the Amended 2006 Plan). Without such permission, an award may not be transferred, sold, pledged, assigned, hypothecated or disposed of in any manner other than by will or by the laws of descent and distribution. No award may be made subject to execution, attachment or other similar process.

Amendments

Except as otherwise provided in the Amended 2006 Plan, the Board may at any time terminate or amend the plan in any respect, including, without limitation, amendment of any form of award agreement or instrument to be executed pursuant to the plan; provided, however, that the Board will not, without the approval of the shareholders of the Company, amend the Amended 2006 Plan in any manner that requires such shareholder approval; provided further, that a participant’s award shall be governed by the version of this plan then in effect at the time such award was granted, except as otherwise agreed to by the participant and the Company.

Adjustments

The Amended 2006 Plan contains the following antidilution provisions. In the event that the number or type of outstanding shares of the Company’s common stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, or in the event of any extraordinary dividend, divestiture or other distribution (other than ordinary cash dividends) of assets to shareholders or any transaction similar to the foregoing, the Committee shall make such equitable substitutions or adjustments as it determines in its sole discretion to be necessary or appropriate, in respect of (a) the number and class of shares reserved for issuance under this Plan, (b) the exercise prices of outstanding options and SARs, (c) the number of shares subject to outstanding Awards, and (d) the maximum number of shares that may be granted pursuant to Section 3 of the Amended 2006 Plan. However, fractions of a share will not be issued and no such substitution or adjustment shall be made in a manner that would adversely affect the tax treatment in respect of the award and/or the plan for either the Company or the participant under Section 162(m), Section 409A or Section 422 of the Code or otherwise violate any applicable law.

Corporate Transactions

In the event of a corporate transaction, such as a dissolution or liquidation, merger or sale of substantially all of Verisign’s assets, any or all outstanding awards may be assumed, converted or replaced by a successor corporation, which assumption, conversion or replacement shall be binding on all award recipients. In the alternative, a successor corporation may substitute equivalent awards or provide substantially similar consideration to award recipients as was provided to Verisign’s stockholders (after taking into account the existing provisions of outstanding awards). The successor corporation may also issue, in place of outstanding shares of Verisign held by award recipients, substantially similar shares or other property subject to repurchase restrictions no less favorable to such award recipient. In the event such successor corporation, if any, refuses to assume or replace the awards outstanding under the Amended 2006 Plan pursuant to a corporate transaction or if there is no successor corporation due to a dissolution or liquidation of the company, outstanding awards shall expire on such transaction at such time and on such conditions as the Compensation Committee will determine, provided, however, that the Compensation Committee may, in its sole discretion, provide that the vesting of any or all awards will instead accelerate in the event of such corporate transaction, in which case such awards will become vested and exercisable in full prior to the consummation of such event at such time and on such conditions as the Compensation Committee determines, and if such awards are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Compensation Committee.

In the event of a corporate transaction described above, the vesting of all awards granted to outside directors under the Amended 2006 Plan will become fully vested and exercisable and must be exercised, if at all, within six months following such transaction.

Federal Income Tax Consequences

The following summary constitutes a brief overview of the principal U.S. federal income tax consequences relating to awards that may be granted under the Amended 2006 Plan based upon current tax laws. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences.

Non-Qualified Stock Options

Non-qualified stock options do not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time he or she is granted a non-qualified option. Upon exercise of the stock option, the optionee will generally recognize compensation income for federal tax purposes measured by the excess, if any, of the then fair market value of the shares at the time of exercise over the exercise price. Verisign is generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant in connection with such exercise. The employee’s basis in the option stock will be increased by the amount of the compensation income recognized. Upon the sale of the shares issued upon exercise of a non-qualified stock option, any further gain or loss recognized will be treated as capital gain or loss and will be treated as short-term capital gain or loss if the shares have been held for less than one year.

Incentive Stock Options

The Code provides optionees with favorable federal income tax treatment of stock options that qualify as incentive stock options. If a stock option is treated as an incentive stock option, the optionee will recognize no income upon grant of the stock option and will recognize no income upon exercise of the stock option unless the alternative minimum tax rules apply. Verisign would not be allowed a deduction for federal tax purposes in connection with the exercise of an incentive stock option.

Upon the sale of the shares issued upon exercise of an incentive stock option occurring at least two years after the grant of the stock option and one year after exercise of the stock option, referred to as the “statutory holding periods,” any gain will be taxable to the optionee as long-term capital gain. If the statutory holding periods are not satisfied (i.e., the optionee makes a “disqualifying disposition”), the optionee will recognize compensation income equal to the excess, if any, of the lower of (1) the fair market value of the stock at the date of the stock option exercise, or (2) the sale price of the stock, over the option price. Verisign is generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant in connection with such sale or disposition. The employee’s basis of the stock issued upon exercise of the option, referred to as the “option stock,” will be increased by the amount of the compensation income recognized. Any further gain or loss recognized on a disqualifying disposition of the shares will be characterized as capital gain or loss. Different rules may apply if shares are purchased by an optionee who is subject to Section 16(b) of the Exchange Act, and the optionee subsequently disposes of such shares prior to the expiration of the statutory holding periods.

Stock Appreciation Rights

A grant of a SAR has no federal income tax consequences at the time of grant. Upon the exercise of SARs, the value of the shares or other consideration received is generally taxable to the recipient as ordinary income, and Verisign generally will be entitled to a corresponding tax deduction.

Restricted Stock

A participant receiving restricted stock may be taxed in one of two ways: the participant (i) pays tax when the restrictions lapse (i.e., they become vested) or (ii) makes a special election to pay tax in the year the grant is made. At either time the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and is subject to income tax withholding. Verisign receives a tax deduction at the same time as, and for the same amount taxable to, the participant. If a participant elects to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until the recipient sells or otherwise disposes of the stock.

Restricted Stock Units or Performance Shares

In general, no taxable income is realized upon the grant of a restricted stock unit award or an award of performance shares. The participant will generally include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant or at the time the restricted stock unit or performance shares vest. Verisign generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.

Stock Bonus Awards

The participant will not realize income when a stock bonus award is granted, but will realize ordinary income when shares are transferred to him or her. The amount of such income will be equal to the fair market value of such transferred shares on the date of transfer. Verisign will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income as a result of the transfer of shares.

New Plan Benefits

As awards are made under the Amended 2006 Plan in the discretion of the Compensation Committee, future equity awards are not determinable at this time.

Awards Made under the 2006 Plan

Since the adoption of the 2006 Plan through the end of fiscal year 2010, the following equity awards have been made to the following persons and groups. Named Executive Officers: Mark D. McLaughlin, 347,600

options and 156,200 restricted stock units; Brian G. Robins, 282,353 options and 117,847 restricted stock units; Christine C. Brennan, 65,000 options and 26,000 restricted stock units; Richard H. Goshorn, 229,624 options and 96,064 restricted stock units; and Kevin A. Werner, 189,500 options and 102,000 restricted stock units. All current executive officers as a group: 1,114,077 options and 498,111 restricted stock units. Nominees for director: D. James Bidzos, 28,148 options and 266,723 restricted stock units; William L. Chenevich, 37,032 options and 30,186 restricted stock units; Kathleen A. Cote, 12,430 options and 21,057 restricted stock units; Mark D. McLaughlin (as previously disclosed); Roger H. Moore, 37,032 options and 30,186 restricted stock units; John D. Roach, 19,432 options and 24,086 restricted stock units; Louis A. Simpson, 62,032 options and 30,186 restricted stock units; and Timothy Tomlinson, 19,432 options and 24,086 restricted stock units. All current directors who are not executive officers as a group: 187,390 options and 159,787 restricted stock units. All employees, including all current officers who are not executive officers, as a group: 11,282,038 options and 10,616,432 restricted stock units.

The Board of Directors Recommends a Vote “FOR” Approval of the Amended and Restated VeriSign, Inc. 2006 Equity Incentive Plan.

PROPOSAL NO. 5

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG LLP as our independent registered public accounting firm to perform the audit of our financial statements for the year ending December 31, 2011, and our stockholders are being asked to ratify this selection. Representatives of KPMG LLP, expected to be present at the Meeting, will have the opportunity to make a statement at the Meeting if they desire to do so and are expected to be available to respond to appropriate questions.

The Board Recommends a Vote “FOR” the Ratification of the Selection of KPMG LLP as our

Independent Registered Public Accounting Firm.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by KPMG LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2010 and December 31, 2009, and fees billed for other services provided by KPMG LLP.

	2010 Fees	2009 Fees
Audit Fees (including quarterly reviews):
Consolidated Integrated Audit	$1,926,010	$2,938,486
Statutory Audits	395,064	894,374

Total Audit Fees	2,321,074	3,832,860
Audit-Related Fees(1)	933,739	2,436,865
Tax Fees(2)	312,680	562,286

Total Fees	3,567,493	6,832,011

(1)	Audit-Related Fees consist principally of attestation of internal controls for service organizations under Statement on Accounting Standards No. 70, Webtrust audits, and audit of carve-out entities sold or held for sale.
(2)	Tax Fees include international tax compliance and technical tax advice.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Per the Audit Committee’s Charter, the Audit Committee, or a designated member of the Audit Committee, pre-approved all audit and permissible non-audit services provided by the independent registered public accounting firm. These services included audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

OTHER INFORMATION

Stockholder Proposals for the 2012 Annual Meeting of Stockholders

Proposals of stockholders intended to be presented at our 2012 Annual Meeting of Stockholders and included in our proxy statement and form of proxy relating to the meeting, pursuant to Rule 14a-8 under the Exchange Act must be received by us at our principal executive offices no later than 120 calendar days before the one year anniversary of the date of this Proxy Statement, or December 15, 2011.

In accordance with our Fifth Amended and Restated Bylaws, we have established an advance notice procedure for stockholder proposals not included in our proxy statement to be brought before an annual meeting of stockholders. In general, nominations for the election of directors may be made:

•	pursuant to Verisign’s notice of such meeting;

•	by or at the direction of the Board; or

•	by any stockholder of the corporation who was a stockholder of record at the time of giving notice who is entitled to vote at such meeting and complies with the notice procedures set forth below.

The only business that will be conducted at an annual meeting of our stockholders is business that is brought before the meeting by or at the direction of the chairman of the meeting or by any stockholder entitled to vote who has delivered timely written notice to the Secretary of Verisign no later than sixty days and no earlier than ninety days prior to the first anniversary of this year’s annual meeting. In the event that the date of the annual meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth day prior to the annual meeting and not later than the close of business on the later of the sixtieth day prior to the annual meeting or the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made by us. The stockholder’s notice must contain specified information concerning the matters to be brought before the meeting and concerning the stockholder proposing those matters. If a stockholder who has notified us of his intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at the meeting, we need not present the proposal for a vote at the meeting. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions established by the SEC. A copy of the full text of the bylaw provisions discussed above may be obtained by writing to the Secretary of Verisign and is also available at our website at https://investor.verisign.com/policies.cfm. All notices of proposals by stockholders, whether or not included in our proxy materials, should be sent to the Secretary of Verisign at 21355 Ridgetop Circle, Dulles, Virginia 20166.

Other Business

The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Whether or not you expect to attend the Meeting, please complete the proxy electronically as described on the Notice of Internet Availability of Proxy Materials and under “Internet and Telephone Voting” in this Proxy Statement, or alternatively, if you have requested paper copies of the proxy soliciting materials, please complete, date, sign and promptly return the proxy in the enclosed postage paid envelope or cast your vote by phone so that your shares may be represented at the Meeting.

Communicating With Verisign

We have from time-to-time received calls from stockholders inquiring about the available means of communication with Verisign. We thought that it would be helpful to describe those arrangements that are available for your use.

•	If you would like to receive information about Verisign, you may use one of these convenient methods:

1.	To have information such as our latest Annual Report on Form 10-K or Quarterly Report on Form 10-Q mailed to you, please call our Investor Relations Department at 1-800-922-4917.

2.	To view our website on the Internet, use our Internet address: www.verisigninc.com. Our home page gives you access to product, marketing and financial data, and an on-line version of this Proxy Statement, our Annual Report on Form 10-K and other filings with the SEC.

•	If you would like to write to us, please send your correspondence to the following address:

VeriSign, Inc.
Attention: Investor Relations
21345 Ridgetop Circle
Dulles, Virginia 20166

or via email at ir@verisign.com.

•

If you would like to inquire about stock transfer requirements, lost certificates and change of stockholder address, please call our transfer agent, BNY Mellon Shareowner Services LLC at 1-877-255-1918. Foreign stockholders please call 1-201-680-6578. You may also visit their website at http://www.mellon.com/mis/index.html for step-by-step transfer instructions.

APPENDIX A

Amended and Restated VeriSign, Inc.

2006 Equity Incentive Plan

(amended and restated                     , 2011)

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined in the text are defined in Section 27.

2. SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares Available. Subject to Sections 2.2 and 21.2, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of May 26, 2006, is 27,000,000 Shares. Subject to Sections 2.2 and 21.2 hereof, Shares subject to Awards, and Shares issued upon exercise of Awards, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (i) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (ii) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; or (iii) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued. SARs to be settled in shares of the Company’s Common Stock shall be counted in full against the number of Shares available for award under this Plan, regardless of the number of Shares issued upon settlement of the SAR. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Options granted under this Plan.

2.2 Adjustments. In the event that the number or type of outstanding shares of the Company’s Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, or in the event of any extraordinary dividend, divestiture or other distribution (other than ordinary cash dividends) of assets to shareholders or any transaction similar to the foregoing, the Committee shall make such equitable substitutions or adjustments as it determines in its sole discretion to be necessary or appropriate, in respect of (a) the number and class of Shares reserved for issuance under this Plan, (b) the Exercise Prices of outstanding Options and SARs, (c) the number of Shares subject to outstanding Awards, and (d) the maximum number of Shares that may be granted pursuant to Section 3; provided, however, that (i) fractions of a Share will not be issued and (ii) any such substitution or adjustment shall be made in a manner that does not adversely affect the tax treatment in respect of the Award and/or the Plan for either the Company or the Participant under Section 162(m), Section 409A or Section 422 of the Code or otherwise violate any applicable law.

3. ELIGIBILITY. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company; provided such consultants, independent contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No person will be eligible to receive more than one million five hundred thousand (1,500,000) Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company), who are eligible to receive up to a maximum of three million (3,000,000) Shares in the calendar year in which they commence their employment. A person may be granted more than one Award under this Plan.

4. ADMINISTRATION.

4.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. The Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms of Awards;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(g) grant waivers of Plan or Award conditions;

(h) determine the vesting, exercisability and payment of Awards;

(i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j) determine whether an award has been earned; and

(k) make all other determinations necessary or advisable for the administration of this Plan.

4.2 Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or the Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one (1) or more officers or directors of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company. Notwithstanding any provision of the Plan to the contrary, administration of the Plan shall at all times be limited by the requirement that any administrative action or exercise of discretion shall be void (or suitably modified when possible) if necessary to avoid the application to any Participant of taxation under Section 409A of the Code.

5. OPTIONS. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Option Agreement or other evidence of grant which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered or otherwise made available to the Participant within a reasonable time after the granting of the Option. The Stock Option Agreement, Plan and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

5.3 Exercise Period. Options may be exercisable within the times or upon the conditions or events determined by the Committee as set forth in the Stock Option Agreement governing such Option (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Measures); provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant; (ii) the Exercise Price of any ISO granted to a Ten Percent Shareholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant; and (iii) the Exercise Price of an NQSO will not be less than 100% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 12.

5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a stock option exercise notice or agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding the Participant’s investment intent and access to information and other matters, if any, as may be required by or desirable to the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased. The Exercise Agreement may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

5.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, the exercise of an Option will always be subject to the following:

(a) If the Participant is Terminated for any reason except the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period not less than thirty (30) days or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(b) If the Participant is Terminated because of Participant’s death (or the Participant dies within three (3) months after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative or authorized assignee no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death, or (b) twelve (12) months after the Termination Date when the Termination is for the Participant’s death, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(c) If the Participant is Terminated because of Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination

Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date, with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s Disability, or (b) twelve (12) months after the Termination Date when the Termination is for the Participant’s Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(d) If the Participant is terminated for Cause (as determined by the Committee or the Company, in its sole discretion), then Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee.

5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in such calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9 Modification, Extension or Renewal. Subject to Section 18, the Committee may modify, extend or renew outstanding Options, or authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided , however , that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 for Options granted on the date the action is taken to reduce the Exercise Price.

5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. GRANTS TO OUTSIDE DIRECTORS.

6.1 Types of Awards. Outside Directors are eligible to receive any type of Award, except ISOs, offered under this Plan and subject to this Section 6.

6.2 Eligibility. Awards subject to this Section 6 shall be granted only to Outside Directors. An Outside Director who is elected or reelected as a member of the Board will be eligible to receive an Award under this Section 6.

6.3 Discretionary Grant. The Board may make discretionary grants to any Outside Director (a “Discretionary Grant”).

6.4 Vesting and Exercisability. Except as set forth in Section 21.4, Discretionary Grants shall vest and be exercisable as determined by the Board.

6.5 Exercise Price. The exercise price of an Option or a SAR granted to an Outside Director shall be the Fair Market Value of the Shares at the time that the Option or SAR is granted.

7. RESTRICTED STOCK AWARDS.

7.1 Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

7.2 Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by a Restricted Stock Purchase Agreement, which will be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. A Participant accepts a Restricted Stock Award by signing and delivering to the Company a Restricted Stock Purchase Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Restricted Stock Purchase Agreement was delivered to the Participant. If the Participant does not accept the Restricted Stock Award within thirty (30) days, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise. The Restricted Stock Award, Plan and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

7.3 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and, may be less than Fair Market Value (but not less than the par value of the Shares when required by law) on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 12 of the Plan and the Restricted Stock Purchase Agreement, and in accordance with any procedures established by the Company, as communicated and made available to Participants.

7.4 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of the performance goals based on Performance Measures during any Performance Period as set out in advance in the Participant’s Restricted Stock Purchase Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Measures to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment for Shares to be purchased under any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

7.5 Termination During Performance Period. Except as may be set forth in the Participant’s Restricted Stock Purchase Agreement, vesting ceases on such Participant’s Termination Date.

8. STOCK BONUS AWARDS.

8.1 Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible person of Shares (which may consist of Restricted Stock or Restricted Stock Units) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to a Stock Bonus Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. No payment will be required for Shares awarded pursuant to a Stock Bonus Award.

8.2 Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Measures during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. If the Stock Bonus Award is to be earned upon the satisfaction of performance goals, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Measures to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the issuance of any Shares or other payment to a Participant pursuant to a Stock Bonus Award, the Committee will determine the extent to which the Stock Bonus Award has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to a Stock Bonus Award to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

8.3 Form of Payment to Participant. The Stock Bonus Award will be paid to the Participant currently. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment.

8.4 Termination of Participant. In the event of a Participant’s Termination during a Performance Period or vesting period, for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus Award only to the extent earned as of the date of Termination in accordance with the Stock Bonus Agreement, unless the Committee determines otherwise.

9. STOCK APPRECIATION RIGHTS.

9.1 Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to an eligible person that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of exercise over the Exercise Price and the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in a SAR Agreement). The SAR may be granted for services to be rendered or for past services already rendered to the Company, or any Parent or Subsidiary. All SARs shall be made pursuant to a SAR Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

9.2 Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares deemed subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the treatment of each SAR in the event of the Participant’s Termination. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted and, will not be less than 100% of the Fair Market Value of the Shares on the date of grant. A SAR may be awarded upon satisfaction of such performance goals based on Performance Measures during any Performance Period as are set out in advance in the Participant’s individual SAR Agreement. If the SAR is being earned upon the satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Measures to be used to measure the performance, if any. Prior to settlement of any SAR earned upon the satisfaction of performance goals pursuant to a SAR Agreement, the Committee shall determine the extent to which such SAR has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different performance goals and other criteria.

9.3 Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the SAR Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of seven years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Measures), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines.

9.4 Form and Timing of Settlement. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

10. RESTRICTED STOCK UNITS.

10.1 Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to an eligible person covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All RSUs shall be made pursuant to a RSU Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

10.2 Terms of RSUs. The Committee will determine the terms of a RSU including, without limitation: (a) the number of Shares deemed subject to the RSU; (b) the time or times during which the RSU may be exercised; (c) the consideration to be distributed on settlement, and the treatment of each RSU in the event of the Participant’s Termination. A RSU may be awarded upon satisfaction of such performance goals based on Performance Measures during any Performance Period as are set out in advance in the Participant’s individual RSU Agreement. If the RSU is being earned upon satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) set performance goals under the Performance Measures to be used to measure the performance, if any, and, if so, specify any exclusion(s) or inclusion(s) for charges related to any event(s) or occurrence(s) which the Committee determines should appropriately be excluded or included, as applicable, for purposes of measuring performance against the applicable Performance Measure, which may include (i) restructurings, reorganizations, discontinued operations, non-core businesses in continuing operations, acquisitions, dispositions, or any extraordinary nonrecurring items as described in ASC Subtopic 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year, (ii) the cumulative effects of tax or accounting changes, each in accordance with generally accepted accounting principles, (iii) foreign exchange gains or losses, (iv) stock-based compensation, (v) amortization of intangible assets, impairments of goodwill and other intangible assets, asset write downs, or non-cash interest expense or (vi) litigation or claim judgments or settlements; and (z) determine the number of Shares deemed subject to the RSU. Prior to settlement of any RSU earned upon the satisfaction of performance goals pursuant to a RSU Agreement, the Committee shall determine the extent to which such RSU has been earned. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods, Performance Measures and performance goals and other criteria. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances, render previously established performance goals unsuitable, the Committee may in its discretion modify such performance goals or the related levels of achievement, in whole or in part, as the Committee deems appropriate and equitable; provided that, unless the Committee determines otherwise, no such action shall be taken if and to the extent it would result in the loss of an otherwise available exemption of the Award under Section 162(m) of the Code and the regulations thereunder. The performance goals designated by the Committee under the Performance Measures may be specified in absolute terms, in percentages or in terms of growth from period to period or growth rates over time and may be determined solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee.

10.3 Form and Timing of Settlement. The portion of a RSU being settled shall be paid currently. To the extent permissible under law, the Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

11. PERFORMANCE SHARES.

11.1 Awards of Performance Shares. A Performance Share Award is an award to an eligible person denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Shares shall be made pursuant to a Performance Share Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

11.2 Terms of Performance Shares. The Committee will determine, and each Performance Share Agreement shall set forth, the terms of each award of Performance Shares including, without limitation: (a) the number of Shares deemed subject to such Award; (b) the Performance Measures, if any, and Performance Period, if any, that shall determine the time and extent to which each award of Performance Shares shall be settled; (c) the consideration to be distributed on settlement, and the treatment of each award of Performance Shares in the event of the Participant’s Termination. If applicable, in establishing Performance Measures and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) set performance goals under the Performance Measures to be used and specify any exclusion(s) or inclusion(s) for charges related to any event(s) or occurrence(s) which the Committee determines should appropriately be excluded or included, as applicable, for purposes of measuring performance against the applicable Performance Measure, which may include (i) restructurings, reorganizations, discontinued operations, non-core businesses in continuing operations, acquisitions, dispositions, or any extraordinary nonrecurring items as described in ASC Subtopic 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year, (ii) the cumulative effects of tax or accounting changes, each in accordance with generally accepted accounting principles, (iii) foreign exchange gains or losses, (iv) stock-based compensation, (v) amortization of intangible assets, impairments of goodwill and other intangible assets, asset write downs, or non-cash interest expense or (vi) litigation or claim judgments or settlements; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee shall determine the extent to which Performance Shares have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Shares that are subject to different Performance Periods, Performance Measures and performance goals and other criteria. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances, render previously established performance goals unsuitable, the Committee may in its discretion modify such performance goals or the related levels of achievement, in whole or in part, as the Committee deems appropriate and equitable; provided that, unless the Committee determines otherwise, no such action shall be taken if and to the extent it would result in the loss of an otherwise available exemption of the Award under Section 162(m) of the Code and the regulations thereunder. The performance goals designated by the Committee under the Performance Measures may be specified in absolute terms, in percentages or in terms of growth from period to period or growth rates over time and may be determined solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee.

11.3 Form and Timing of Settlement. The portion of an award of Performance Shares being settled shall be paid currently.

12. PAYMENT FOR SHARE PURCHASES.

12.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares that either: (1) have been owned by the Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by the Participant in the public market;

(c) by waiver of compensation due or accrued to the Participant for services rendered to the Company or a Parent or Subsidiary of the Company;

(d) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s Common Stock exists:

(i) through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(ii) through a “margin” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company;

(e) by any combination of the foregoing; or

(f) by any other method approved by the Board.

13. WITHHOLDING TAXES.

13.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

13.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee. The Committee may in its sole discretion also allow the Company to satisfy the minimum withholding tax obligation by withholding from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined, without any election by the Participant.

14. TRANSFERABILITY.

14.1 General Rule. Except as otherwise provided in this Section 14, no Award and no interest therein, shall be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and no Award may be made subject to execution, attachment or similar process.

14.2 All Awards other than NQSOs. All Awards other than NQSOs shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees.

14.3 NQSOs. Unless otherwise restricted by the Committee, an NQSO shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, (B) the Participant’s guardian or legal representative, (C) a Family Member of the Participant who has acquired the NQSO by “permitted transfer;” and (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees. “Permitted transfer” means, as authorized by this Plan and the Committee with respect to an NQSO, any transfer effected by the Participant during the Participant’s lifetime of an interest in such NQSO but only such transfers which are made pursuant to a binding domestic relations order.

15. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1 Voting and Dividends. No Participant will have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided , that if such Shares are restricted stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the restricted stock; provided , further , that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Exercise Price pursuant to Section 15.2.

15.2 Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of or all Unvested Shares held by a Participant following such Participant’s Termination at any time within one hundred and eighty (180) days after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Exercise Price, as the case may be.

16. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

17. ESCROW. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

18. EXCHANGE AND BUYOUT OF AWARDS. Except as provided in Section 2.2 of this Plan, the Committee may not, without prior stockholder approval, reduce the Exercise Price of any outstanding Option or SAR or cancel outstanding Options or SARs in exchange for the re-grant of new Options or SARs having exercise prices lower than the cancelled Options or SARs. The Committee may, at any time or from time to time authorize the Company, in the case of an Option or SAR exchange with stockholder approval, and with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), ~~to~~ pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

19. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

21. CORPORATE TRANSACTIONS.

21.1 Assumption or Replacement of Awards by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 21.1, or if there is no successor corporation due to a dissolution or liquidation of the Company, such Awards will expire on such transaction at such time and on such conditions as the Committee will determine.

Notwithstanding anything in this Section 21.1 to the contrary, the Committee may, in its sole discretion, provide that the vesting of any or all Awards granted pursuant to this Plan will accelerate in the event of the occurrence of any transaction described in this Section 21.1. If the Committee exercises such discretion with respect to Awards, such Awards will become vested and exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Awards are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.

21.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 21, in the event of the occurrence of any transaction described in Section 21.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

21.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Award rather than assuming an existing award, such new Award may be granted with a similarly adjusted Exercise Price, as applicable.

21.4 Outside Directors Options. Notwithstanding any provision to the contrary, in the event of a corporate transaction described in Section 21.1, the vesting of all Awards granted to Outside Directors pursuant to Section 6 of this Plan will accelerate and such Awards will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and must be exercised, if at all, within six (6) months of the consummation of said event. Any Award not exercised within such six-month period shall expire.

22. ADOPTION AND SHAREHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s shareholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board and upon receiving approval of the Company’s shareholders shall become effective (the “Effective Date”).

23. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the Effective Date. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

24. AMENDMENT OR TERMINATION OF PLAN. Except as otherwise provided in this Plan, the Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided , however , that the Board will not, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted, except as otherwise agreed to by the Participant and the Company.

25. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26. INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by employees, officers and/or directors of the Company.

27. DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

“Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit, award of Performance Shares or other form of award as may be approved by the Board from time to time.

“Award Agreement” means, with respect to each Award, the written agreement between the Company and the Participant setting forth the terms and conditions of the Award. The acceptance of an Award and Award Agreement by a Participant may be evidenced by manual execution, electronic acceptance or deemed acceptance (to the extent set forth in the Award Agreement).

“Board” means the Board of Directors of the Company.

“Cause” means (a) the commission of an act of theft, embezzlement, fraud, dishonesty, (b) a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company, or (c) a failure to materially perform the customary duties of employee’s employment.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

“Company” means VeriSign, Inc. or any successor corporation.

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is then quoted on the NASDAQ Global Select Market, its closing price on the NASDAQ Global Select Market on the date of determination (or if there are no sales for such date, then the last preceding business day on which there were sales) as reported in The Wall Street Journal;

(b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(c) if such Common Stock is publicly traded but is not quoted on the NASDAQ Global Select Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal;

(d) in the case of an Option made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

(e) if none of the foregoing is applicable, by the Committee in good faith.

“Family Member” includes any of the following:

(a) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption;

(b) any person (other than a tenant or employee) sharing the Participant’s household;

(c) a trust in which the persons in (a) and (b) have more than fifty percent of the beneficial interest;

(d) a foundation in which the persons in (a) and (b) or the Participant control the management of assets; or

(e) any other entity in which the persons in (a) and (b) or the Participant own more than fifty percent of the voting interest.

“Insider” means an executive officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Option Agreement” means, with respect to each Option, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Option.

“Outside Director” means a member of the Board who is not an employee of the Company or any Parent or Subsidiary.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Award under this Plan.

“Performance Measures” means the factors selected by the Committee from among the following measures (whether or not in comparison to other peer companies) to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of shares of the Company’s common stock or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before taxes and amortization, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, contracts, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; or recruiting and maintaining personnel.

“Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for the Award.

“Performance Share” means an Award granted pursuant to Section 11 of the Plan.

“Performance Share Agreement” means an agreement evidencing a Performance Share Award granted pursuant to Section 11 of the Plan.

“Plan” means this Amended and Restated VeriSign, Inc. 2006 Equity Incentive Plan.

“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option.

“Restricted Stock Award” means an award of Shares pursuant to Section 7 of the Plan.

“Restricted Stock Purchase Agreement” means an agreement evidencing a Restricted Stock Award granted pursuant to Section 7 of the Plan.

“Restricted Stock Unit” means an Award granted pursuant to Section 10 of the Plan.

“RSU Agreement” means an agreement evidencing a Restricted Stock Unit Award granted pursuant to Section 10 of the Plan.

“SAR Agreement” means an agreement evidencing a Stock Appreciation Right granted pursuant to Section 9 of the Plan.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 21, and any successor security.

“Stock Appreciation Right” means an Award granted pursuant to Section 9 of the Plan.

“Stock Bonus” means an Award granted pursuant to Section 8 of the Plan.

“Stock Bonus Agreement” means an agreement evidencing a Stock Bonus Award granted pursuant to Section 8 of the Plan.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means “Unvested Shares” as defined in the Award Agreement.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 p.m. Eastern Time the day prior to the stockholder meeting date.

INTERNET http://www.proxyvoting.com/vrsn Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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▼ FOLD AND DETACH HERE ▼

ALL MATTERS LISTED BELOW HAVE BEEN PROPOSED BY THE BOARD OF DIRECTORS OF VERISIGN, INC.	Please mark your votes as indicated in this example	☒
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL OF THE NOMINEES FOR DIRECTORS IN PROPOSAL 1, “FOR” PROPOSAL 2, FOR “ANNUAL” IN PROPOSAL 3, AND “FOR” PROPOSALS 4 AND 5.

1.	ELECTION OF DIRECTORS – Vote to elect directors of VeriSign, Inc., each to serve until the next annual meeting, or until a successor has been elected and qualified or until the director’s earlier resignation or removal.

	FOR	WITH- HELD	ABSTAIN		FOR	WITH- HELD	ABSTAIN
Nominees:
1.1 D. James Bidzos	☐	☐	☐	1.5 Roger H. Moore	☐	☐	☐
1.2 William L. Chenevich	☐	☐	☐	1.6 John D. Roach	☐	☐	☐
1.3 Kathleen A. Cote	☐	☐	☐	1.7 Louis A. Simpson	☐	☐	☐
1.4 Mark D. McLaughlin	☐	☐	☐	1.8 Timothy Tomlinson	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	To conduct a non-binding, advisory vote to approve VeriSign, Inc.’s executive compensation.	☐	☐	☐

	ANNUAL	EVERY 2 YEARS	EVERY 3 YEARS	ABSTAIN
3.	To conduct a non-binding, advisory vote on the frequency of non-binding, stockholder advisory votes on VeriSign, Inc.’s executive compensation. ☐	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	To approve the Amended and Restated VeriSign, Inc. 2006 Equity Incentive Plan.	☐	☐	☐

5.	To ratify the selection of KPMG LLP as VeriSign, Inc.’s independent registered public accounting firm for the year ending December 31, 2011.	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders, to be held on May 26, 2011: The Notice & Proxy Statement, Annual Report, Form 10-K is/are available at: http://bnymellon.mobular.net/bnymellon/vrsn.

▼ FOLD AND DETACH HERE ▼

VERISIGN, INC.

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

The stockholders hereby appoint Mark D. McLaughlin, Brian G. Robins, and Richard H. Goshorn, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, when properly executed, as designated on the reverse side of this ballot, all of the shares of Common Stock of VERISIGN, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Time on May 26, 2011, at the VeriSign Corporate Offices, and any adjournment or postponement thereof.

In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

This proxy, when properly executed and returned, will be voted in the manner indicated on the reverse side of this ballot by the undersigned stockholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted FOR all of the nominees for directors in proposal 1, FOR proposal 2, for ANNUAL in proposal 3, and FOR proposals 4 and 5. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxies upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws. The execution of this proxy is not intended to, and does not, revoke any prior proxies or powers of attorney other than the revocation, in accordance with the laws of the State of Delaware and applicable federal securities laws, of any proxy previously granted specifically in connection with the voting of the shares subject hereto.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

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